EXHIBIT 2.1

                                                                  Execution Copy
                                                                  --------------

                            ASSET PURCHASE AGREEMENT


         This Asset Purchase Agreement dated as of July 31, 1996 (the "Agreement") by and among Mariner Health Group, Inc., a Delaware corporation ("Mariner"), its wholly-owned subsidiary Mariner Health of Maryland, Inc., a Delaware corporation (the "Buyer"), the sellers listed on Exhibit A attached hereto (individually, a "Seller" and collectively, the "Sellers") and the individuals and entities listed on Exhibit A (individually, a "Principal" and collectively the "Principals"); the Sellers and the Principals are collectively referred to herein as the "Seller Parties":

                                   WITNESSETH:
                                   -----------

         WHEREAS, Sellers' business operations which are the subject of this Agreement (the "Business") involve (i) the operation of a 159-bed licensed nursing facility known as Allegis Health and Rehabilitation Center-Silver Spring, a 200-bed licensed nursing facility known as Allegis Health and Rehabilitation Center - Glen Burnie, a 216-bed licensed nursing facility known as Allegis Health and Rehabilitation Center - Mount Clare, an 86-bed licensed nursing facility known as Allegis Healthcare Center - Circle Manor (the "Circle Manor Facility"), a 166-bed licensed nursing facility known as Allegis Health and Rehabilitation Center - Bethesda (the "Bethesda Facility"), a 186-bed licensed nursing facility known as Allegis Health and Rehabilitation Center Overlea, a 170-bed licensed nursing facility known as Allegis Health and Rehabilitation Center - Kensington and a 284-bed licensed nursing facility known as Allegis Health and Rehabilitation Center - Southern Maryland (individually, a "Facility" and collectively, the "Facilities"); (ii) the operation of an institutional pharmacy known as Technicare, L.L.C. ("Technicare"); (iii) the operation of a company providing contract rehabilitation services known as Rehab Solutions, L.L.C. ("Rehab Solutions"); (iv) the business of providing management services under certain subacute management contracts of Allegis; and (v) the business of providing PEN therapy services.

         WHEREAS, Sellers are also engaged in the pursuit of various Development Projects (as defined herein).

         WHEREAS, Mariner, through Buyer, desires to purchase substantially all of the assets used in the Business and the Development Projects from the Seller Parties, and the Seller Parties desire to sell substantially all of the assets used in the Business and the Development Projects to Buyer, upon the terms and subject to the conditions set forth in this Agreement.

         NOW,   THEREFORE,   in   consideration   of  these   premises  and  the
representations, warranties, agreements and indemnities set forth in this Agreement, Buyer and the Seller Parties agree as follows:


                                                                  Execution Copy
                                                                  --------------

                       Asset Purchase Agreement -- Page 2


                                    ARTICLE I

                                   DEFINITIONS

         1.1 Certain Definitions. (a) For purposes of this Agreement, the following terms shall have the meanings set forth below:

         "Affiliate" means, with respect to a specified Person, any Person that directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, the Person specified.

         "Apportionment Date" means the first day of the month during which the Closing occurs.

         "Balance Sheets" mean the unaudited balance sheet of each Seller as of the Balance Sheet Date.

         "Balance Sheet Date" means May 31, 1996.

         "Bethesda Sale" means the closing of the proposed sale by Allegis and GHIA of an aggregate fifty percent (50%) interest in Bethesda, L.L.C. to Suburban Hospital.

         "Closing Date" means the date on which the Closing occurs.

         "Code" means the Internal Revenue Code of 1986, as amended, and the treasury regulations thereunder (including any amendments or any substitute or successor provisions thereto).

         "Commission" means the Securities and Exchange Commission.

         "Escrow Agent" means PNC Bank, National Association, as escrow agent under the Escrow Agreement.

         "Exchange Act" means the Securities Exchange Act of 1934, as amended and the rules and regulations promulgated thereunder.

         "GAAP" means generally accepted accounting principles, as in effect from time to time.

         "Governmental Authority" means any government, court, regulatory or administrative agency or commission, or other governmental authority, agency or instrumentality, whether federal, state or local (domestic or foreign).

         "HSR Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.


                                                                  Execution Copy
                                                                  --------------

                       Asset Purchase Agreement -- Page 3




         "Lien" means, with respect to any asset, any mortgage, lien, pledge, claim, charge, security interest, assessment, restriction or encumbrance of any kind in respect of such asset.

         "Material Adverse Change" means a material adverse change in the business, assets, condition (financial or otherwise), result of operations or prospects of the Business.

         "Material Adverse Effect" means a material adverse effect on the business, assets, condition (financial or otherwise), result of operations or prospects of the Business.

         "Person" means an individual, corporation, partnership, association, trust or other entity or organization, including a Governmental Authority.

         "Proprietary Rights" means all (A) patents, patent applications, patent disclosures and all related continuation, continuation-in-part, divisional, reissue, re-examination, utility, model, certificate of invention and design patents, patent applications, registrations and applications for registrations,
(B) trademarks, service marks, trade dress, logos, trade names, service names and corporate names and registrations and applications for registration thereof,
(C) copyrights and registrations and applications for registration thereof, (D) mask works and registrations and applications for registration thereof, (E) computer software, data and documentation, (F) trade secrets and confidential business information, whether patentable or nonpatentable and whether or not reduced to practice, know-how, manufacturing and product processes and techniques, research and development information, copyrightable works, financial, marketing and business data, pricing and cost information, business and marketing plans and customer and supplier lists and information, (G) other proprietary rights relating to any of the foregoing (including without limitation associated goodwill and remedies against infringements thereof and rights of protection of interest therein under the laws of all jurisdictions) and (H) copies and tangible embodiments thereof.

         "Return" means any return, declaration, report, claim for refund or information return or statement relating to Taxes, including any schedule or attachment thereto and any amendment thereof.

         "Securities Act" means the Securities Act of 1933, as amended and the rules and regulations promulgated thereunder.

         "Tax" means any federal, state, local or foreign income, alternative or add-on minimum tax, gross income, gross receipts, sales, use, ad valorem, franchise, capital, paid-up capital, profits, greenmail, license, withholding, payroll, employment, excise, severance, stamp, occupation, premium, property, environmental or windfall profit tax, custom, duty or other tax, governmental fee or other like assessment or charge of any kind whatsoever, together with any interest or any penalty, addition to tax or additional amount imposed by any Governmental Authority responsible for the imposition of any such tax.

         1.2 Additional Definitions. Each of the following terms is defined in the Section set forth opposite such term:


                                                                  Execution Copy
                                                                  --------------

                       Asset Purchase Agreement -- Page 4



                 Term                                            Section
                 ----                                            -------

          Accounting Referee                                           2.7
          Adjusted Base Amount                                         2.7
          Adjusted Closing Amount                                     2.13
          Allegis                                                Exhibit A
          Annualized Ratio                                             2.7
          Arcola                                                 Exhibit A
          Assumed Contracts                                            2.1
          Assumed Debt                                                 2.3
          Assumed Liabilities                                          2.3
          Base Amount                                                  2.7
          Benefit Arrangement                                          8.1
          Bethesda L.L.C.                                        Exhibit A
          Beechwood                                                    2.1
          Business                                                Recitals
          Buyer                                                   Recitals
          CERCLA                                                      3.20
          Circle Manor                                           Exhibit A
          Circle Manor Facility                                   Recitals
          Closing                                                     2.12
          Closing Amount                                               2.7
          Closing Income Statement                                     2.7
          Competing Facility                                           6.5
          Consents                                                     3.6
          Development Projects                                      2.1(m)
          EEOC                                                        3.18
          Employee Plan                                                8.1
          Environmental Laws                                          3.20
          Environmental Liabilities                                   3.20
          ERISA                                                        8.1
          ERISA Affiliate                                              8.1
          Escrow Agreement                                             2.6
          Excluded Assets                                              2.2
          Excluded Liabilities                                         2.4
          Facility                                                Recitals
          Final Income Statement                                      2.14
          Final Closing Amount                                         2.7
          Final Post-Closing Amount                                   2.14
          Financial Statements                                         3.7
          First Post-Closing Amount                                   2.13
          GHIA                                                   Exhibit A
          Hazardous Substance                                         3.20
          Heritage Harbour                                             2.1




                                                                  Execution Copy
                                                                  --------------

                       Asset Purchase Agreement -- Page 5


          Interim Income Statement                                    2.13
          Losses                                                      11.2
          Multiemployer Plan                                           8.1
          Net Cash Amount                                              2.7
          NLRB                                                        3.18
          Patient Trust Funds                                         2.11
          Permits                                                     3.13
          Permitted Liens                                             3.10
          Post-Closing Amount                                         2.14
          Principal                                               Recitals
          Purchased Assets                                             2.1
          Purchase Price                                               2.7
          Real Property                                               3.10
          Release                                                     3.20
          Repayment Obligation                                        6.10
          Resident Admission Agreements                                2.1
          Second Annualized Ratio                                     2.13
          Seller                                                  Recitals
          Seller Parties                                          Recitals
          Technicare                                             Exhibit A
          Transferred Employee                                         8.3
          Unpaid Benefit Amount                                        2.7
          Upper Chesapeake                                             2.1


                                   ARTICLE II

                                PURCHASE AND SALE

         2.1 Purchase and Sale. Upon the terms and subject to the conditions set forth in this Agreement, Buyer shall purchase and acquire from the Seller Parties at the Closing, and the Seller Parties shall sell, transfer, assign and deliver (or cause to be sold, transferred, assigned and delivered) to Buyer at the Closing, all right, title and interest of the Seller Parties in and to all of the assets, properties and business of every kind, nature and description, wherever located, real, personal or mixed, tangible or intangible, which are used in the conduct of the Business and/or the Development Projects by the Seller Parties other than the Excluded Assets (collectively, the "Purchased Assets"), free and clear of all Liens (except liens for Assumed Debt or liens arising under Assumed Contracts and Permitted Liens), and including all right, title and interest of the Seller Parties in, to and under the following (to the extent used in the conduct of the Business and/or the Development Projects):

                  (a) the real property and leases of, and other interests in, real property of Sellers, in each case together with all buildings, fixtures and improvements (including without limitation Seller Parties' rights in any renovation projects) erected thereon and easements and other rights appurtenant thereto listed on Schedule 2.1(a);



                                                                  Execution Copy
                                                                  --------------

                       Asset Purchase Agreement -- Page 6


                  (b) all of Sellers' personal property and interests therein, including machinery, equipment, furniture, office equipment, communications equipment, computer equipment, vehicles, storage tanks, spare and replacement parts, fuel and other tangible property used in connection with the Business, wherever located (including such property and interests owned by the Seller Parties in the possession of manufacturers, suppliers, customers, distributors, sales representatives or others or in transit), including the items listed on
Schedule 2.1(b);

                  (c) all of Sellers' inventories of supplies, drugs, disposable goods, labels, containers, bags and other packaging supplies, and other materials of the Business, wherever located (including such inventories owned by the Sellers in the possession of manufacturers, suppliers, customers, distributors, sales representatives or others or in transit);

                  (d) all rights of Sellers' under those contracts, agreements, leases, licenses, commitments, sales and purchase orders and other instruments listed on Schedule 2.1(d) with respect to which Buyer gives Sellers written notice of its intention to assume by August 16, 1996 together with any additional contracts entered into by the Seller Parties in the ordinary course of business with the written approval of Buyer with a statement of its intention to assume such contracts (collectively, the "Assumed Contracts");

                  (e) all rights under those agreements with residents of any Facility regarding admission and residency at any Facility (the "Resident Admission Agreements");

                  (f) all prepaid expenses and deposits that relate to any Facility or the operation of the Business, including ad valorem taxes, leases and rentals (but excluding prepaid expenses and deposits relating to Excluded Assets);

                  (g) all accounts receivable generated by the Business from and after the Apportionment Date, including the Seller Parties' rights to payments and reimbursements from private payors, Medicare, Medicaid or any other health care reimbursement or payment intermediary arising from services provided from and after the Apportionment Date;

                  (h) all rights, claims, credits, causes of action or rights of set-off of Sellers against third parties relating to the Business or the Purchased Assets arising after the Apportionment Date, including unliquidated rights under manufacturers' and vendors' warranties;

                  (i) all Proprietary Rights owned or licensed, or used in the Business, by the Seller Parties, including without limitation the right to use the name of each Facility;

                  (j) to the extent transferable, all licenses, certificates of need, permits or other governmental authorizations affecting, or relating in any way to, the Business or the Purchased Assets, and all rights to operate the Facilities' beds (including waiver beds), including the items listed on Schedule 2.1(j);


                                                                  Execution Copy
                                                                  --------------

                       Asset Purchase Agreement -- Page 7


                  (k) all books, records, files and papers, whether in tangible or intangible form, used in, or relating in any way to, the Business or the Purchased Assets, including sales and promotional literature, sales and purchase correspondence, lists of present and former suppliers, lists of present and former patients, personnel and employment records, and any information relating to Taxes imposed on the Purchased Assets;

                  (l) the limited liability company ("LLC") interests held by Allegis and GHIA Bethesda L.L.C.; provided that if the Bethesda Sale has not occurred prior to the Closing, the Purchased Assets shall not include the LLC interests in Bethesda L.L.C.;

                  (m) the interests of the Sellers in any development, expansion, acquisition or renovation projects, prospects or opportunities, as they may exist at the Closing Date, to be conveyed in each instance in a manner acceptable to Buyer which is permitted by applicable laws and the agreements related such projects, prospects or opportunities, including (i) Allegis' interest in the development of a possible nursing home and retirement center in Anne Arundel County, Maryland (the "Beechwood Project"), which is presently intended to be conveyed by a transfer of the stock of Beechwood Heritage Retirement Community, Inc. ("Beechwood Inc.") and the LLC interests in Allegis Health and Living Center at Heritage Harbour, L. L. C. ("Heritage Harbour") (ii) if the assets of Bethesda LLC are acquired pursuant to Section 2.2 (h) all of the rights of the Bethesda, L. L. C. to renovate and expand its Facility (iii) Allegis' interest in Upper Chesapeake Health and Living Center, L. L. C. ("Upper Chesapeake"), (iv) Allegis' rights, if any, to the acquisition of land and development rights for an assisted living center and skilled nursing facility in Potomac, Maryland, and (v) opportunities to obtain additional nursing home and/or subacute unit management agreements. (collectively, the "Development Projects"); and

                  (n) all goodwill associated with the Business, the Development Projects or the Purchased Assets, together with the right to represent to third parties that Buyer is the successor to the Business and the Development Projects.

         2.2 Excluded Assets. Notwithstanding anything to the contrary set forth in Section 2.1, the Seller Parties shall not sell, transfer, assign or deliver (or cause to be sold, transferred, assigned or delivered) to Buyer, and Buyer shall not purchase and acquire from the Seller Parties, any of the following assets and properties, which shall remain the exclusive property of the Seller Parties (collectively, the "Excluded Assets"):

                  (a) all of the Seller Parties' cash and cash equivalents on hand and in banks, certificates of deposit and marketable securities as of the close of business on the day prior to the Closing Date;

                  (b) all of the Seller Parties' accounts receivable and notes receivable generated by the Business in the ordinary course consistent with past practice before the Apportionment Date, including Sellers' rights to payments and reimbursements from private payors, Medicare, Medicaid or any other health care reimbursement or payment intermediary arising from services provided by Sellers before the Apportionment Date together with all claims against third parties arising prior to the Apportionment Date;


                                                                  Execution Copy
                                                                  --------------

                       Asset Purchase Agreement -- Page 8


                  (c) all rights of the Seller Parties under any letter of credit;

                  (d) all rights of the Seller Parties to Tax refunds, proceeds of insurance policies, all beneficial interests and insurance policies held in the Global Health Management, Inc. Shareholder Trust dated as of April 1, 1995 and any life insurance policies covering the Principals;

                  (e) the stock or LLC interests of any Seller, except as specifically set forth in Section 2.1(l) and (m) above;

                  (f) the corporate seals, charter documents, by-laws, minute books and stock record books of Sellers, and such other records of Sellers that relate exclusively to the organization or capitalization of Sellers;

                  (g) all property owned by any patient which may be located in a Facility;

                  (h) assets held by Beechwood, Upper Chesapeake, Heritage Harbour and Bethesda L.L.C.; provided that if the Bethesda Sale does not occur prior to the Closing, the LLC interests of Allegis and GHIA in Bethesda L.L.C. shall be Excluded Assets and the assets of Bethesda L.L.C. shall be Purchased Assets;

                  (i) any office furniture of Paul J. Diaz, Marvin H. Rabovsky, Harvey R. Wertlieb, Roger C. Lipitz and Gary M. Sudhalter; and

                  (j) any Purchased Assets sold or otherwise disposed of in the ordinary course of the operation of the Business and not in violation of this Agreement during the period from the date hereof through the Closing Date.

         2.3 Assumption of Liabilities. As partial consideration for the sale, transfer, assignment and delivery of the Business and the Purchased Assets and upon the terms and subject to the conditions set forth in this Agreement, Buyer shall assume, pay and perform the following liabilities and obligations of the Seller Parties (collectively, the "Assumed Liabilities") from and after the Closing and no others:

                  (a) all liabilities and obligations of Sellers arising after the Apportionment Date under the Assumed Contracts which have been duly assigned by Sellers to Buyer (other than liabilities or obligations attributable to any failure by the Seller Parties to comply with the terms thereof);

                  (b) Sellers' obligation to provide earned sick leave and vacation pay to the Transferred Employees to the extent of the purchase price adjustment set forth in Section 2.7(f);

                  (c) except as provided in Article VIII, all accounts payable arising out of the operation of the Business in the ordinary course consistent with past practice from and after the Apportionment Date; and


                                                                  Execution Copy
                                                                  --------------

                       Asset Purchase Agreement -- Page 9


                  (d) all amounts  outstanding under the indebtedness  listed on
Schedule 2.3(d) (the "Assumed Debt").

         2.4 Excluded Liabilities. Notwithstanding anything to the contrary set forth in this Agreement, Buyer shall not assume, pay or perform any of the following liabilities or obligations of the Seller Parties, which shall be retained by and shall remain the exclusive responsibility of the Seller Parties (collectively, the "Excluded Liabilities");

                  (a) all liabilities and obligations of the Seller Parties arising on or before the Apportionment Date under the Assumed Contracts which have been duly assigned by Seller to Buyer;

                  (b) except as provided in Article VIII and Sections 2.3(a) and 2.3(b), any liabilities or obligations of the Seller Parties relating to employee benefits or compensation arrangements of any nature existing as of the Closing Date, including any liabilities or obligations under any of Seller's employee benefit agreements, plans or other arrangements listed on Schedule 8.2;

                  (c) any liability or obligation of the Seller Parties for breach of contract, personal injury or property damage (whether based on negligence, breach of warranty, strict liability or any other theory) caused by or arising out of or resulting from, directly or indirectly, any alleged or actual acts or omissions occurring on or before the Closing Date;

                  (d) except as set forth in Section 2.3(d), any liability or obligation of the Seller Parties for money borrowed, whether such liabilities and obligations were incurred in the operation of the Business or otherwise;

                  (e) any amounts due or that may be claimed or become due to Medicare, Medicaid or any other health care reimbursement or payment intermediary related to audit adjustments, disallowances, or reclassifications on account of health care reimbursement cost report adjustments or other payment adjustments, or any fines or other penalties attributable to any period ending on or before the Apportionment Date;

                  (f) any form of Medicare, Medicaid or other health care reimbursement recapture, adjustment, overpayment, penalty assessment or charge whatsoever with respect to any period ending on or before the Apportionment Date;

                  (g) any liability or obligation relating to an Excluded Asset;

                  (h) any liability or obligation of Seller to any present or former officer, director or stockholder of Seller in his capacity as such;

                  (i) any Environmental Liability arising from, or attributable to, the Business, the Development Projects or Purchased Assets on or before the Closing Date;


                                                                  Execution Copy
                                                                  --------------

                       Asset Purchase Agreement -- Page 10


                  (j) any liability or obligation Taxes of the Seller Parties which are attributable to either (i) events occurring during any period ending on or before the Closing Date, including ownership of the Purchased Assets and operation of the Business, or (ii) the consummation of the transactions contemplated by this Agreement; and

                  (k) any and all other liabilities and obligations of every kind of the Seller Parties incurred by the Seller Parties, other than the Assumed Liabilities.

         2.5 Nonassignable Contracts and Authorizations. To the extent that the assignment of any Assumed Contract or Permit shall require the consent of any other party thereto, or shall be subject to any option in any other person by virtue of a request for permission to assign or transfer or by reason of or pursuant to any transfer to Buyer, this Agreement shall not constitute a contract to assign the same to the extent that an attempted assignment would either constitute a breach thereof or in any way adversely affect the rights or obligations of Buyer or the Seller Parties thereunder. The Seller Parties shall use all reasonable efforts to procure consent to any such assignment. If any such consent is not obtained, the Seller Parties shall cooperate with Buyer in any reasonable arrangement requested by Buyer designed to provide for Buyer the benefit, monetary or otherwise, of any such Assumed Contract or Permit, including enforcement of any and all rights of the Seller Parties against the other party thereto arising out of breach or cancellation thereof by such party or otherwise. The Seller Parties shall promptly pay to Buyer when received all monies received by the Seller Parties under any Purchased Asset or any claim or right or any benefit arising thereunder after the Closing Date, except to the extent the same represents an Excluded Asset.

         2.6 Escrow Agreement. At the Closing, (i) the Seller Parties shall execute and deliver to Buyer and the Escrow Agent a copy of the Escrow Agreement in the form of Exhibit B (the "Escrow Agreement"), and (ii) Buyer shall deliver to the Seller Parties a copy of the Escrow Agreement duly executed and delivered by Buyer and the Escrow Agent.

         2.7 Purchase Price and Adjustments. (a) Subject to the terms and conditions of this Agreement, in reliance on the representations, warranties and agreements of the Seller Parties set forth in this Agreement, and in consideration of the sale, transfer, assignment and delivery by the Seller Parties of the Purchased Assets and the Business, Buyer shall (i) assume the Assumed Liabilities at Closing; (ii) pay to Sellers at Closing an amount equal to $98,000,000, subject to adjustment as provided in this Article II; (iii) pay to Sellers at the time set forth therein any additional amount due pursuant to
Section 2.13; and (iv) pay to Sellers on or before April 14, 1997 any additional amount due pursuant to Section 2.14 ((i), (ii), (iii) and (iv) collectively referred to herein as the "Purchase Price").

                  (b) Sellers shall deliver to Buyer prior to the Closing a written statement which shall set forth as of the Apportionment Date the total amount of principal and interest outstanding on the Assumed Debt and the Purchase Price shall be decreased by such amount. Seller shall be solely responsible for paying all other debt, charges and costs in connection with Excluded Debt at the Closing.


                                                                  Execution Copy
                                                                  --------------

                       Asset Purchase Agreement -- Page 11


                  (c) As an adjustment to the Purchase Price, Buyer agrees to pay Sellers at Closing the amount, if any, by which the Final Closing Amount exceeds the Base Amount.

                           (i) The  following  terms,  as used herein,  have the
following meanings:

                           "Accounting Referee" means Ernst & Young LLP.

                           "Annualized  Ratio"  means the  quotient  obtained by
dividing 12 by the number of months included in the Closing Income Statement.

                           "Base Amount" means  $98,000,000;  provided that such
amount shall be adjusted to reflect the net effect of all Purchase Price adjustments set forth in Section 2.7 other than those in Section 2.7(c).

                           "Closing Income  Statement" means an income statement
for the Business including results of operations for the 1996 calendar year through the eight months ending August 31, 1996 that (x) fairly presents the results of operations of the Business for such period on a basis consistent with the presentation in the 1996 budget set forth on Exhibit D attached hereto (the "1996 Projections"), (y) includes line items substantially consistent with those used in the preparation of the 1996 Projections and (z) is prepared in accordance with the accounting policies and procedures described in Allegis's audited financial statements for the year ended December 31, 1995 and on
Schedule 3.7 (the "1995 Audit"); provided that if such statement is not delivered by Sellers on or prior to September 20, 1996, the Closing Income Statement will only cover the seven months ending July 31, 1996.

                           "Closing   Amount"  means  the  product  obtained  by
multiplying (x) 6.7 (or 6.4 if the Bethesda Sale does not occur prior to Closing) by (y) the product obtained by multiplying the Annualized Ratio by Net Operating Income for the period reported in the Closing Income Statement after deducting from Net Operating Income (if the Bethesda Sale occurs prior to the Closing) fifty percent (50%) of the Net Operating Income of Bethesda L.L.C. ; provided that such amounts shall be adjusted to reflect the net effect of all Purchase Price adjustments set forth in Section 2.7 other than those in Section 2.7(c). Attached hereto as Exhibit E is an example, for purposes of illustration only, of this calculation (without such other adjustments) based on Sellers' budgeted results for the eight months ending August 31, 1996.

                           "Final  Closing  Amount" means the Closing Amount (i)
as shown in Sellers' calculation delivered pursuant to Section 2.7(c)(ii) if no notice of disagreement with respect thereto is delivered by Buyer pursuant to such Section or if such a notice of disagreement is delivered, (A) as agreed by the parties pursuant to Section 2.7(c)(iii) or (B) in the absence of such agreement, as shown in the Accounting Referee's calculation delivered pursuant to Section 2.7(c)(iii); provided that the Final Closing Amount shall in no event be more than Sellers' calculation of the Closing Amount delivered pursuant to
Section 2.7(c)(ii) nor less than Buyer's calculation of the Closing Amount delivered pursuant to such Section; provided further that in no event shall the Final Closing Amount be less than the $98,000,000 (adjusted to reflect increases or


                                                                  Execution Copy
                                                                  --------------

                       Asset Purchase Agreement -- Page 12


decreases resulting from this Section 2.7 (other than Section 27(c)) or more than $105,000,000 (adjusted to reflect increases or decreases resulting from this Section 2.7 (other than Section 2.7(c)).

                           "Net Operating Income" means earnings of the Business
before interest, taxes, depreciation, amortization, rent and management fee expenses, determined in accordance with generally accepted accounting principles applied on a basis consistent with the 1996 Projections and the 1995 Audit, except that amounts paid by Sellers for nonrecurring transaction-related expenses incurred in connection with the transactions contemplated by this Agreement (including the cost of preparing the Interim Income Statements and the costs of removing asbestos and underground oil tanks) shall not be included as an operating expense in calculating Net Operating Income.

                           (ii)  Sellers   will   prepare  the  Closing   Income
Statement, together with Sellers' calculation of the Closing Amount and its proposed allocation of such amount in accordance with Section 2.10, and deliver it to Buyer no later than September 20, 1996. If Buyer disagrees with Sellers' calculation of the Closing Amount, Buyer may, within three (3) business days after receipt of the Closing Income Statement, deliver a notice to Sellers disagreeing with such calculation and setting forth Buyer's calculation of such amount. Any such notice of disagreement shall specify those items or amounts as to which Buyer disagrees, and Buyer shall be deemed to have agreed with all other items and amounts contained in the Closing Income Statement and the calculation of the Closing Amount delivered by Sellers pursuant to this Section.

                           (iii) If a notice  of  disagreement  shall  have been
delivered by Buyer pursuant to Section 2.7(c)(ii), the parties shall, during the two (2) business days following such delivery, use their best efforts to reach agreement on the disputed items or amounts in order to determine the Closing Amount, which amount shall not be less than the amount shown in Buyer's calculation thereof delivered pursuant to Section 2.7(c)(ii) nor more than the amount shown in Sellers' calculation thereof delivered pursuant to such Section. If, during such period, the parties are unable to reach agreement, they shall promptly thereafter cause the Accounting Referee promptly to review this Agreement and the disputed items or amounts for the purpose of calculating the Closing Amount. In making such calculation, the Accounting Referee shall consider only those items or amounts in the Closing Income Statement or Sellers' calculation of the Closing Amount as to which Buyer has disagreed. The Accounting Referee shall deliver to Buyer and Sellers, as promptly as practicable, a report setting forth such calculation. Such report shall be final and binding upon the parties hereto. The cost of such review and report shall be borne (i) by Buyer if Sellers' calculation of the Closing Amount is closer to the Final Closing Amount than Buyer's calculation thereof, (ii) by Sellers if the reverse is true and (iii) otherwise equally by Buyer and Sellers.

                  (d) If, in accordance with Section 2.12, the Closing Date does not occur on the first day of the month during which the Closing occurs, Sellers shall prepare and deliver to Buyer at the Closing a written statement which shall set forth (i) all cash payments and cash receipts by the Sellers Parties in conducting the Business in the ordinary course consistent with past practices during the period from the Apportionment Date through the close of business on the day prior to


                                                                  Execution Copy
                                                                  --------------

                       Asset Purchase Agreement -- Page 13


the Closing Date and (ii) a calculation showing such cash receipts minus such cash payments (the "Net Cash Amount"). If the Net Cash Amount is greater than zero, the Purchase Price shall be decreased by the Net Cash Amount. If the Net Cash Amount is less than zero, the Purchase Price shall be increased by an amount equal to the absolute value of the Net Cash Amount.

                  (e) Sellers shall prepare and deliver to Buyer prior to the Closing a written statement which shall set forth all prepayments of private pay revenues on account of services to be rendered or supplied on or after the Apportionment Date that were received by the Seller prior to the Apportionment Date. All such prepayments shall be prorated between Sellers and Buyer as of the Apportionment Date based on the number of days in the applicable period and the number of days elapsed in the applicable period before for Sellers, and from and after for Buyer, the Apportionment Date. The Purchase Price shall be decreased by an amount equal to Buyer's pro rata share of such prepayments.

                  (f) Sellers shall deliver to Buyer prior to the Closing a written statement which shall set forth the total amount of earned but unpaid vacation pay, sick pay, and other bonuses or amounts payable in lieu of benefits applicable to the period prior to the Apportionment Date which would be payable to Transferred Employees of the Seller Parties if such Transferred Employees remained with the Seller Parties long enough to use in full such unpaid vacation pay, sick pay, attendance bonuses and other bonuses or amounts payable in lieu of benefits (the "Unpaid Benefit Amount"). The Purchase Price shall be decreased by the Unpaid Benefit Amount. In addition the Purchase Price payable at Closing shall be increased by the cost of maintaining Sellers' employee benefit plans in place pursuant to Section 8.4(d) hereof.

                  (g) All real property and personal property Taxes and real property rental amounts attributable to the Purchased Assets shall be prorated between Sellers and Buyer as of the Apportionment Date based on the number of days in the applicable tax period or rental period and the number of days elapsed in the applicable tax or rental period before for Sellers, and from and after for Buyer, the Apportionment Date. As applicable, the Purchase Price shall be decreased by an amount equal to Sellers' pro rata share of such taxes or rent or increased to the extent such taxes or rent have been paid in advance by Sellers.

                  (h) The Purchase Price shall be reduced by an amount equal to the unpaid charges and expenses of the Business for public services and utilities or arising under any continuing service contracts or leases (including water, sewer, electric, gas and other utilities, parking, garbage removal and maintenance agreements) relating to periods prior to the Apportionment Date but which are paid or to be repaid by Buyer and increased by the amount of prepaid operating expenses and deposits which accrued to the benefit of the Buyer for periods subsequent to the Apportionment Date. The Seller Parties shall use all reasonable efforts to have all utility


                                                                  Execution Copy
                                                                  --------------

                       Asset Purchase Agreement -- Page 14


meters read on the Apportionment Date, and to obtain bills or statements for such charges and expenses for the period prior to the Apportionment Date, so that such charges and expenses may be accurately determined.

                  (i) The Purchase Price shall be decreased by the amount of any liabilities of Beechwood, Inc., Heritage Harbour, and Upper Chesapeake accrued and outstanding as of the Apportionment Date.

                  (j) The Purchase Price shall be decreased by the amount of retainage by Sellers with respect to accrued payments prior to the Apportionment Date under certain ongoing renovation projects set forth on Schedule 2.1(a).

                  (k) If sufficient information is not available to accurately determine the amount of any such cash receipts or payments, the Net Cash Amount, prepaid revenues, the Unpaid Vacation Amount, the Unpaid Benefit Amount, real property and personal property Taxes, and the actual costs incurred by Sellers pursuant to Section 8.4(d), charges and expenses and the prorations based on such amounts shall be estimated based on the best available information. With respect to real property and personal property Taxes, the actual taxes from the previous tax period shall be used if actual amounts are not available or calculable. On January 14, 1997, adjustments shall be made, if necessary, based on receipt of final bills or statements relating to the applicable period and no further adjustments pursuant to this Section 2.7(k) shall be made after January 14, 1997.

                  (l) If the Bethesda Sale does not occur prior to Closing, the Purchase Price payable at the Closing Date shall be increased by $2,291,000.

                  (m) Any statement delivered pursuant to this Section 2.7 shall be in reasonable detail and accompanied by documentation sufficient to enable Buyer to confirm the information set forth therein and shall otherwise be in form and substance acceptable to Buyer.

         2.8 Payment of Purchase Price. The Purchase Price shall be paid as follows:

                  (a) On the Closing Date, Buyer shall deliver to the Escrow Agent (i) $1,221,127 which shall be held by the Escrow Agent pursuant to the Escrow Agreement as security for the Seller Parties' performance of the Repayment Obligation including their obligation to repay the Washington D.C. Medicaid authority as set forth in Section 6.16 hereof; provided that upon presentation by Seller of documentation reasonably satisfactory to Buyer demonstrating a reduction in the estimated Repayment Obligation as set forth in
Schedule 6.10 due to settlements reached between the date hereof and the date funds are delivered to the Escrow Agent, such funds shall be reduced by the amount of the reduction in the estimated Repayment Obligation; and further provided that such funds shall be increased by the amount, if any, by which $228,007 exceeds the face amount of the security posted with the Maryland Medicaid program; and (ii) $1,000,000 which shall be held by the Escrow Agent pursuant to the Escrow Agreement as security for the Seller Parties' performance of their obligations under Article XI, in each case by wire transfer of federal or other immediately available funds to a bank account designated by the Escrow Agent at least two business days prior to the Closing Date or, if Escrow Agent fails to


                                                                  Execution Copy
                                                                  --------------

                       Asset Purchase Agreement -- Page 15


give Buyer written wire instructions, by delivery of a check payable in immediately available funds to the order of the Escrow Agent;

                  (b) On the Closing Date, Buyer shall deliver to Sellers the balance of the Purchase Price payable on the Closing Date by wire transfer of federal or other immediately available funds to a bank account designated by Sellers at least two business days prior to the Closing Date or, if Sellers fail to give Buyer written wire instructions, by delivery of a check payable in immediately available funds to the order of Sellers;

                  (c) On or before January 14, 1997, Buyer shall pay to Sellers the amount, if any, by which the Adjusted Closing Amount exceeds the Adjusted Base Amount and Sellers shall pay to Buyer the amount, if any, by which the Adjusted Base Amount exceeds the Adjusted Closing Amount; and

                  (d) On or before April 14, 1997 Buyer shall pay to Sellers the balance of the Purchase Price, if any, due pursuant to Section 2.14.

         2.9 Transfer Taxes. The Seller Parties shall be liable for and pay all applicable sales, documentary, recording, use, filing, transfer, recordation and other Taxes payable as a result of the transfer of real and personal property contemplated by this Agreement.

         2.10 Allocation of Purchase Price. (a) The Purchase Price shall be allocated among the Sellers and the Purchased Assets as set forth in this
Section 2.10, and the parties shall use such allocation as the basis for reporting this transaction for all Medicare, Medicaid, other third party payor and tax purposes. No party shall take a position in any conference with representatives of Medicare, Medicaid, any other third party payor or Governmental Authority (including the Internal Revenue Service), on any Return, report or filing, or in any proceeding with any Governmental Authority that is inconsistent with the Purchase Price allocation made in this Section 2.10.

         (b) The Purchase Price shall be allocated among the Sellers as follows:

                  (i) First, to Technicare, in an amount equal to its Net Operating Income multiplied by 7.5 (but not less that its Allocable Base Amount and not greater that its Allocable Maximum Amount, as defined below);

                  (ii) Second, to Rehab Solutions, in an amount equal to its Net Operating Income multiplied by 6.0 (but not less that its Allocable Base Amount and not greater than its Allocable Maximum Amount);

                  (iii) Third, to Allegis with respect to its PEN Therapy Business, in an amount equal to its PEN Therapy Net Operating Income Multiplied by 6.0 (but not less than its PEN Therapy Allocable Base Amount and not greater than its Allocable Maximum Amount);


                                                                  Execution Copy
                                                                  --------------

                       Asset Purchase Agreement -- Page 16


                  (iv) Fourth, to Allegis with respect to its non-PEN Therapy Business, in an amount equal to its non- PEN Therapy Net Operating Income multiplied by 1.65 (but not less than its non-PEN Therapy Allocable Base Amount and not greater that its Allocable Maximum Amount); and

                  (v) Fifth, the balance of the Purchase Price shall be allocated among the Sellers of the Facilities as provided in paragraph 2.10 (c) below.

         (c) The portion of the Purchase Price allocated among the Sellers of the Facilities pursuant to (b) (v) above shall be allocated first to Circle Manor, in the fixed amount of $2,500,000, and the balance in proportion to the remaining Facilities' adjusted Net Operating Income (reduced, in the case of Mount Clare and Southern Maryland, by the capitalized lease values shown on Exhibit F all as shown on, and in accordance with the methodology illustrated in, Exhibit F.

         (d) The portion of the Purchase Price payable at Closing allocated to each Seller shall be suballocated to asset types or categories as set forth for each Seller on Exhibit G. Any additional payments of the Purchase Price under Sections 2.13 and 2.14 shall be allocated to good will.

         (e) The "Allocable Base Amount" for each seller shall be the Fixed, specific amounts allocated to each Seller as shown on Exhibit G, illustrating how the Purchase Price would be allocated if it equaled the Base Amount.

         (f) The "Allocable Maximum Amount" for each Seller shall be the fixed, specific amounts allocated to each Seller as shown on Exhibit G.

         2.11  Patient  Trust  Funds.  Attached  hereto as Schedule  2.11 and as
Schedule 2.11A at the Closing is a written statement which shall set forth a complete and accurate list of all amounts, if any, of monies or other property of patients of the Facility held in trust by Sellers ("Patient Trust Funds") as of the date hereof and as of the Closing Date, respectively. At the Closing, Sellers shall assign, transfer and deliver to Buyer, as trustee and subject to the same terms of trust, all such Patient Trust Funds. Buyer shall assume all liability arising after the Closing Date. Any liability with respect to such Patient Trust Funds arising or accruing on or before the Closing Date shall remain the sole responsibility of Sellers.

         2.12 Closing. Subject to the satisfaction or waiver of all conditions precedent set forth in Article IX, the closing of the purchase and sale of the Purchased Assets and the assumption of the Assumed Liabilities (the "Closing") shall be held at the offices of Gallagher, Evelius & Jones, Park Charles, 218 North Charles Street, Baltimore, Maryland 21201, on October 2, 1996 as of October 1, 1996 or on such later date as the parties may agree, but in any event prior to November 2, 1996; provided, however, if the Closing occurs any time after the first day of a calendar month the Purchase Price shall be increased by an amount calculated as interest on the portion of the Purchase Price payable at Closing at a rate of 8.25% per annum, for each day between the first of the month and the Closing Date (excluding the first day of the month and including the Closing Date). If any condition in Article IX is not satisfied in any material respect


                                                                  Execution Copy
                                                                  --------------

                       Asset Purchase Agreement -- Page 17


(or is not duly waived) at the Closing, any party whose obligations are subject to such condition may extend (but in no event later than November 2, 1996) the period in which the Closing must be consummated (during which period each other party shall use its respective reasonable efforts to cause all such conditions to be satisfied in all material respects) and the Closing shall occur four (4) business days after the satisfaction of such conditions in accordance with the extension granted (assuming all other conditions contained in Article IX are satisfied as of such fourth business day). If all conditions are determined to be satisfied in all material respects (or are duly waived) at the Closing (whether or not delayed), the Closing shall be consummated. Buyer and each of the Seller Parties shall use all reasonable efforts, on or prior to the Closing, to execute and deliver all such instruments, documents or certificates as may be necessary or advisable for the consummation at the Closing of the transactions contemplated by this Agreement, including all warranty deeds, bills of sale, instruments of assumption, endorsements, consents, assignments and other agreements and instruments of conveyance and assignment reasonably necessary or appropriate to vest in Buyer all right, title and interest in, to and under the Purchased Assets. The parties agree that if the Closing is delayed beyond October 5, 1996 solely by reason of a dispute under Section 2.7(c), the Closing will occur three business days after such dispute is resolved, but in any event prior to November 2, 1996.

              2.13 Adjusted Closing Amount. (a) As an adjustment to the Purchase Price, Buyer agrees to pay Sellers after Closing, in accordance with this
Section 2.13, the amount, if any, by which the Adjusted Closing Amount exceeds the Adjusted Base Amount and Sellers agree to pay Buyer after Closing, in accordance with this Section 2.13(e), the amount, if any, by which the Adjusted Base Amount exceeds the Adjusted Closing Amount; provided that the total Purchase Price paid to Sellers, as adjusted pursuant to Section 2.7(c) and this
Section 2.13 (exclusive of any other adjustments to the Purchase Price), shall be no less than $98,000,000 and no more than $105,000,000.

              (b) The following terms, as used herein, have the following meanings:

                     "Second Annualized Ratio" means the quotient obtained by dividing 12 by the number of months included in the Interim Income Statement.

                     "First Post-Closing Amount" means the product obtained by multiplying (x) 6.7 (or 6.4 if the Bethesda Sale does not occur prior to Closing) by (y) the product obtained by multiplying the Second Annualized Ratio by Net Operating Income for the period reported in the Interim Income Statement after deducting from Net Operating Income (if the Bethesda Sale occurs prior to the Closing) fifty percent (50%) of the Net Operating Income of Bethesda L.L.C., as adjusted to reflect the net effect of all Purchase Price adjustments set forth in Section 2.7 (other than those in Section 2.7(c)). Provided that the amount determined above shall in no event be less than the Base Amount. Attached hereto as Exhibit E is an example, for purposes of illustration only, of this calculation based on Sellers' budgeted results for the eight months ending August 31, 1996.

                     "Adjusted Base Amount" means the Base Amount plus any adjustment made to the Purchase Price pursuant to Section 2.7(c).


                                                                  Execution Copy
                                                                  --------------

                       Asset Purchase Agreement -- Page 18


                     "Interim Income Statement" means an income statement for the Business audited with an unqualified opinion by Arthur Andersen & Co. for the nine months ending September 30, 1996 that (x) fairly presents the results of operations of the Business for such period on a basis consistent with the presentation in the 1996 Projections, (y) includes line items substantially consistent with those used in the preparation of the 1996 Projections and (z) is prepared in accordance with the accounting policies and procedures described in the 1995 Audit and the procedures set forth in Schedule 3.7.

                     "Adjusted Closing Amount" means the First Post-Closing Amount (i) as shown in Sellers' calculation delivered pursuant to Section 2.13(c) if no notice of disagreement with respect thereto is delivered by Buyer pursuant to such Section or if such a notice of disagreement is delivered, (A) as agreed by the parties pursuant to Section 2.13(d) or (B) in the absence of such agreement, as shown in the Accounting Referee's calculation delivered pursuant to Section 2.13(d); provided that the Adjusted Post-Closing Amount shall in no event be more than Sellers' calculation of the First Post-Closing Amount delivered pursuant to Section 2.13(c) nor less than Buyer's calculation of the First Post-Closing Amount delivered pursuant to such Section.

              (c) Sellers will prepare the Interim Income Statement and deliver it to Buyer by December 11, 1996. If Buyer disagree with Sellers calculation of the Post-Closing Amount, Buyer may, within fifteen (15) business days after receipt of the Interim Income Statement, deliver a notice to Sellers disagreeing with such calculation and setting forth Buyer's calculation of such amount. Any such notice of disagreement shall specify those items or amounts as to which Buyer disagree, and Buyer shall be deemed to have agreed with all other items and amounts contained in the Interim Income Statement and the calculation of the First Post-Closing Amount delivered by Sellers pursuant to this Section 2.13(c).

              (d) If a notice of disagreement shall have been delivered by Buyer pursuant to Section 2.13(c), the parties shall, during the five (5) business days following such delivery, use their best efforts to reach agreement on the disputed items or amounts in order to determine the Adjusted-Closing Amount, which amount shall not be less than the amount shown in Buyer's calculation thereof delivered pursuant to Section 2.13(c) nor more than the amount shown in Sellers' calculation thereof delivered pursuant to such Section. If, during such period, the parties are unable to reach agreement, they shall promptly thereafter cause the Accounting Referee promptly to review this Agreement and the disputed items or amounts for the purpose of calculating the First Post-Closing Amount. In making such calculation, the Accounting Referee shall consider only those items or amounts in the Interim Income Statement or Sellers' calculation of the First Post-Closing Amount as to which Buyer has disagreed. The Accounting Referee shall deliver to Buyer and Sellers, as promptly as practicable, a report setting forth such calculation. Such report shall be final and binding upon the parties hereto. The cost of such review and report shall be borne (i) by Buyer if Sellers' calculation of the First Post-Closing Amount is closer to the First Final Post-Closing Amount than Buyer's calculation thereof,
(ii) by Sellers if the reverse is true and (iii) otherwise equally by Buyer and Sellers.


                                                                  Execution Copy
                                                                  --------------

                       Asset Purchase Agreement -- Page 19


              (e) Any payment pursuant to this Section 2.13 shall be made at a mutually convenient time and place (i) within 30 days after Buyer's delivery of the documents referred to in Section 2.13(c) if no notice of disagreement with respect to the First Post-Closing Amount is delivered by Sellers or (ii) if a notice of disagreement with respect to the First Post-Closing Amount is so delivered, then within 10 days after the earlier of (A) agreement between the parties pursuant to Section 2.13(d) with respect to the First Post-Closing Amount and (B) delivery of the calculation of the First Post-Closing Amount by the Accounting Referee pursuant to Section 2.13(d); provided that in no event shall payment be made after January 14, 1997 if the Adjusted-Closing Amount is determined by such time. In addition, Buyer shall pay the undisputed portion, if any, of the Final Post-Closing Amount on or before January 14, 1997. Buyer shall deliver to Sellers the amount due, if any, pursuant to this Section 2.13 by wire transfer of federal or other immediately available funds to a bank account designated by Sellers at least two (2) business days prior to the scheduled delivery of funds or, if Sellers fail to give Buyer written wire instructions, by delivery of checks payable in immediately available funds to the order of Sellers.

              2.14 Final Post Closing Adjustment to Purchase Price. (a) As an adjustment to the Purchase Price, Buyer agrees to pay Sellers after Closing, in accordance with this Section 2.14, the amount, if any, by which the Final Post-Closing Amount exceeds the Adjusted Closing Amount; provided that the total Purchase Price paid to Sellers, as adjusted pursuant to Section 2.7(c) and this
Section 2.14 (exclusive of any other adjustments to the Purchase Price), shall be no less than $98,000,000 and no more than $105,000,000.

              (b) The following terms, as used herein, have the following meanings:

                     "Post-Closing   Amount"  means  the  product   obtained  by
multiplying (x) 6.7 (or 6.4 if the Bethesda Sale does not occur prior to Closing) by (y) Net Operating Income for the period reported in the Final Income Statement after deducting from Net Operating Income (if the Bethesda Sale occurs prior to the Closing) fifty percent (50%) of the Net Operating Income of Bethesda L.L.C., as adjusted to reflect the net effect of all Purchase Price adjustments set forth in Section 2.7 (other than those in Section 2.7(c)). Provided that the amount determined above shall in no event be less than the Base Amount. Attached hereto as Exhibit H is an example, for purposes of illustration only, of this calculation based on Sellers' budgeted results for the year ending December 31, 1996.

                     "Final Income Statement" means an income statement for the Business for the year ending December 31, 1996 that (x) fairly presents the results of operations of the Business for such period on a basis consistent with the presentation in the 1996 Projections, (y) includes line items substantially consistent with those used in the preparation of the 1996 Projections and (z) is prepared in accordance with the accounting policies and procedures described in the 1995 Audit and the procedures set forth in Schedule 3.7. Notwithstanding the foregoing, the Final Income Statement shall be adjusted as necessary to eliminate expenses (or savings) or any loss (or increase) of revenue attributable to the sale of the Purchased Assets (including, for example, nonrecurring transaction-related expenses incurred by Sellers in connection with the transactions contemplated by this Agreement) or changes in accounting procedures caused or implemented by



                                                                  Execution Copy
                                                                  --------------

                       Asset Purchase Agreement -- Page 20


Buyer with respect to the Business subsequent to the Closing Date, it being the intent that the Final Income Statement shall reflect the financial performance of the Business for the entire year as if no sale or changes in management or accounting procedures had occurred during the period from and after the Closing Date. Such income statement to be prepared at Buyer's cost.

                     "Final  Post-Closing  Amount" means the Post-Closing Amount
(i) as shown in Buyer's calculation delivered pursuant to Section 2.14(c) if no notice of disagreement with respect thereto is delivered by Sellers pursuant to such Section or if such a notice of disagreement is delivered, (A) as agreed by the parties pursuant to Section 2.14(d) or (B) in the absence of such agreement, as shown in the Accounting Referee's calculation delivered pursuant to Section 2.14(d); provided that the Final Post-Closing Amount shall in no event be more than Sellers' calculation of the Post-Closing Amount delivered pursuant to
Section 2.14(c) nor less than Buyer's calculation of the Post-Closing Amount delivered pursuant to such Section.

              (c) Buyer will prepare the Final Income Statement and deliver it to Sellers by March 1, 1997. If Sellers disagree with Buyer's calculation of the Post-Closing Amount, Sellers may, within fifteen (15) business days after receipt of the Final Income Statement, deliver a notice to Buyer disagreeing with such calculation and setting forth Sellers' calculation of such amount. Any such notice of disagreement shall specify those items or amounts as to which Sellers disagree, and Sellers shall be deemed to have agreed with all other items and amounts contained in the Final Income Statement and the calculation of the Post-Closing Amount delivered by Buyer pursuant to this Section 2.14(c).

              (d) If a notice of disagreement shall have been delivered by Sellers pursuant to Section 2.14(c), the parties shall, during the five (5) business days following such delivery, use their best efforts to reach agreement on the disputed items or amounts in order to determine the Final Post-Closing Amount, which amount shall not be less than the amount shown in Buyer's calculation thereof delivered pursuant to Section 2.14(c) nor more than the amount shown in Sellers' calculation thereof delivered pursuant to such Section. If, during such period, the parties are unable to reach agreement, they shall promptly thereafter cause the Accounting Referee promptly to review this Agreement and the disputed items or amounts for the purpose of calculating the Post-Closing Amount. In making such calculation, the Accounting Referee shall consider only those items or amounts in the Final Income Statement or Buyer's calculation of the Post-Closing Amount as to which Sellers have disagreed. The Accounting Referee shall deliver to Buyer and Sellers, as promptly as practicable, a report setting forth such calculation. Such report shall be final and binding upon the parties hereto. The cost of such review and report shall be borne (i) by Buyer if Sellers' calculation of the Post-Closing Amount is closer to the Final Post-Closing Amount than Buyer's calculation thereof, (ii) by Sellers if the reverse is true and (iii) otherwise equally by Buyer and Sellers.

              (e) Any payment pursuant to this Section 2.14 shall be made at a mutually convenient time and place (i) within 30 days after Buyer's delivery of the documents referred to in Section 2.14(c) if no notice of disagreement with respect to the Post-Closing Amount is delivered by Sellers or (ii) if a notice of disagreement with respect to the Post-Closing Amount is so delivered, then within 10 days after the earlier of (A) agreement between the parties pursuant to


                                                                  Execution Copy
                                                                  --------------

                       Asset Purchase Agreement -- Page 21


Section 2.14(d) with respect to the Post-Closing Amount and (B) delivery of the calculation of the Post-Closing Amount by the Accounting Referee pursuant to
Section 2.14(d); provided that in no event shall payment be made after April 14, 1997 if the Final Post-Closing Amount is determined by such time. In addition, Buyer shall pay the undisputed portion, if any, of the Final Post-Closing Amount on or before April 14, 1997. Buyer shall deliver to Sellers the amount due, if any, pursuant to this Section 2.14 by wire transfer of federal or other immediately available funds to a bank account designated by Sellers at least two
(2) business days prior to the scheduled delivery of funds or, if Sellers fail to give Buyer written wire instructions, by delivery of checks payable in immediately available funds to the order of Sellers.



                                   ARTICLE III

                        REPRESENTATIONS AND WARRANTIES OF
                               THE SELLER PARTIES

         The Seller Parties hereby jointly and severally represent and warrant to Buyer as follows:

         3.1 Corporate Existence and Power. Each Seller (except Allegis, Circle Manor and Arcola) is a limited liability company duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation and has all power and authority necessary to enable it to own, lease or otherwise hold its properties and assets and to carry on its business as now conducted and currently proposed to be conducted. Allegis, Circle Manor and Arcola are each a corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation and has all corporate power and authority necessary to enable it to own, lease or otherwise hold its properties and assets and to carry on its business as now conducted and currently proposed to be conducted. Each Seller is duly qualified to do business as a foreign limited liability company or corporation, as the case may be, and is in good standing in each jurisdiction where the character of the property owned or leased by it or the nature of its activities makes such qualification necessary, except for those jurisdictions where the failure to be so qualified would not, individually or in the aggregate, have a Material Adverse Effect. Each Seller has previously delivered to Buyer true and complete copies of the certificate of formation and limited liability company agreement, or certificate of incorporation and by-laws of such Seller, as the case may be, in all cases as amended to date and as currently in effect.

         3.2 Corporate Authorization. The execution, delivery and performance by Seller Parties of this Agreement and the Escrow Agreement and the consummation by the Seller Parties of the transactions contemplated hereby and thereby are within the power and authority of such Seller Parties. This Agreement has been duly authorized, executed and delivered by each of the Seller Parties and constitutes a valid and binding obligation of each of the Seller Parties, enforceable against each of the Seller Parties in accordance with its terms. The Escrow Agreement has been duly authorized and, when executed and delivered by each of the Seller Parties, will have been duly executed and delivered by each of the Seller Parties and will constitute a valid and binding


                                                                  Execution Copy
                                                                  --------------

                       Asset Purchase Agreement -- Page 22


obligation of each of the Seller Parties, enforceable against each of the Seller Parties in accordance with its terms.

         3.3 Governmental Authorization. Except as set forth on Schedule 3.6, or with respect to agreements which will not survive Closing, the execution, delivery and performance of this Agreement and the Escrow Agreement by each of the Seller Parties, and the consummation of the transactions contemplated hereby and thereby by each of the Seller Parties, do not and will not require any consent, approval or action by or in respect of, or any declaration, filing or registration with, any Governmental Authority, other than compliance with any applicable requirements of the HSR Act.

         3.4 Non-Contravention. Except as set forth on Schedule 3.6, the execution, delivery and performance of this Agreement and the Escrow Agreement by each of the Seller Parties, and the consummation of the transactions contemplated hereby and thereby by each of the Seller Parties, do not and will not, with or without the giving of notice, the lapse of time or both: (i) contravene or conflict with, if such Seller Party is not an individual, the organizational documents of the Seller Parties, (ii) contravene or conflict with or constitute a violation of any law, rule, regulation, judgment, injunction, order or decree binding upon or applicable to the Purchased Assets, the Business or the Seller Parties, (iii) require any consent, approval or other action by any Person, contravene or conflict with or constitute a violation of or a default under, or give rise to any right of termination, cancellation or acceleration of any right or obligation of any Seller or to a loss of any benefit to which any Seller is entitled, under (A) any agreement, contract, indenture, lease or other instrument to which any Seller is a party or by which such Seller is bound or (B) any license, franchise, Permit or other similar authorization held by any Seller, or (iv) result in the creation or imposition of any Lien on any of the Purchased Assets.

         3.5 Subsidiaries. Except as set forth on Schedule 3.5, Sellers do not hold or own, directly or indirectly, any capital stock or other equity securities of any other corporation or have a direct or indirect equity or ownership interest in any Person.

         3.6 Consents. Schedule 3.6 sets forth each agreement, contract or other instrument binding upon the Seller Parties or any Permit requiring a consent as a result of the execution, delivery or performance of this Agreement and the Escrow Agreement or the consummation of the transactions contemplated hereby and thereby (including without limitation any facility plant waivers) (the "Consents").

         3.7 Financial Statements. Seller has previously delivered to Buyer the following financial statements (collectively, the "Financial Statements"):

                  (i) the audited combined balance sheet of Allegis as of December 31, 1995 and the related combined statement of income, retained earnings and members' equity and combined statement of cash flows for the year ended December 31, 1995, together with the notes thereto, audited in accordance with generally accepted accounting principles applied on a consistent basis both as to classification of items and amounts and accompanied by the report thereon of Arthur Anderson & Co.;


                                                                  Execution Copy
                                                                  --------------

                       Asset Purchase Agreement -- Page 23


                  (ii) the unaudited balance sheet of each Seller (except Allegis) as of December 31, 1995 and the related statement of operations (except Allegis) for the year ended December 31, 1995; and

                  (iii) the unaudited balance sheet of each Seller as of the Balance Sheet Date and the related statements of operations and cash flows for the period from the first day of the current fiscal year through the Balance Sheet Date, together with the notes thereto.

The audited Financial Statements have been prepared in accordance with generally accepted accounting principles applied on a consistent basis both as to classification of items and amounts (except as may be indicated therein or in the notes thereto); each of the Financial Statements fairly presents the financial position of each Seller as of its date or the results of operations or changes in financial position, as is appropriate, of each Seller for the periods then ended (subject, in the case of unaudited interim financial statements, to normal year-end adjustments, which adjustments will not be material in amount or effect). Except as may be set forth in the Financial Statements, all of the revenues and expenses of each Seller reflected in the Financial Statements were derived or incurred in the ordinary course of the Business. The account records underlying the Financial Statements accurately and fairly reflect, in reasonable detail, the transactions of each Seller, and each Seller's books of account have been maintained in accordance with generally accepted accounting practices applied on a consistent basis. Each Seller has previously delivered to Buyer a complete and accurate accounts receivable aging report showing all of each Seller's accounts receivable as of a recent date, specifying the name, invoice number, amount and age of each account receivable. Attached as Schedule 3.7 is a description of certain of the Seller's accounting policies and procedures used in the Sellers' Business and in the preparation of the Financial Statements and the Closing Income Statement.

         3.8 Absence of Undisclosed Liabilities. No Seller has any liabilities or obligations, and there is no basis for any assertion against any Seller of any liability or obligation, except those liabilities or obligations which are
(a) fully reflected or adequately reserved against in the Balance Sheet, (b) disclosed in this Agreement or in the Schedules hereto, or (c) incurred in the ordinary course of business consistent with past practice since the Balance Sheet Date, which in the aggregate are not material to Sellers. For the purposes of this Agreement the phrase "liabilities or obligations" shall include any direct or indirect indebtedness, claim, loss, damage, deficiency (including deferred income tax and other net tax deficiencies), cost, expense, obligation, guarantee, or responsibility, whether accrued, absolute or contingent, known or unknown, fixed or unfixed, liquidated or unliquidated, secured or unsecured.

         3.9 Absence of Certain Changes. Since December 31, 1995, each Seller has conducted the Business in the ordinary course consistent with past practice, and, except as set forth on Schedule 3.9, no Seller has:

                  (a) suffered any Material Adverse Change or any event, occurrence, development or state of circumstances or facts which has had or could reasonably be expected to result in or have a Material Adverse Effect on the Business;


                                                                  Execution Copy
                                                                  --------------

                       Asset Purchase Agreement -- Page 24


                  (b) incurred, assumed or guaranteed any indebtedness for money borrowed, or incurred any liabilities or obligations other than in the ordinary course of business consistent with past practice and in any event not in excess of $50,000 in the aggregate;

                  (c) paid, discharged or satisfied any claim, Lien or liability, other than those (i) which were reflected or reserved against in the Balance Sheet and which were paid, discharged or satisfied in the ordinary course of business consistent with past practice or (ii) which were incurred and paid, discharged or satisfied since the Balance Sheet Date in the ordinary course of business consistent with past practice;

                  (d) permitted or allowed any of the Purchased Assets to be mortgaged, pledged or subjected to any Lien other than as disclosed on Schedules 2.1(a) and 2.1(b) or 3.9(d);

                  (e) written down the value of any inventory, or written off as uncollectible any notes, accounts or other receivables or any portion thereof except in the ordinary course of business;

                  (f) leased or acquired any capital asset other than in the ordinary course of business and in any event not in excess of $50,000 in the aggregate;

                  (g) suffered any damage, destruction or other casualty loss resulting in damage of $25,000 or more (whether or not covered by insurance) affecting the Business or the Purchased Assets;

                  (h) entered into any transaction with any of its Affiliates, other than in the ordinary course of, and pursuant to the reasonable requirements of, the Business and upon terms that are no less favorable to it than it could obtain in a comparable transaction with a Person who was not such an Affiliate;

                  (i) made any material change in any method of financial or tax accounting or any financial or tax accounting practice or in its method of maintaining books and records;

                  (j) entered into or modified (except as may be required by applicable law) any Employee Plan, or any trust agreement or insurance contract related thereto, in respect of any of its present or former directors, officers or employees;

                  (k) experienced any labor dispute, other than routine individual grievances, or any activity or proceeding by a labor union or representative thereof to organize any of its employees, or any lockouts, strikes, slowdowns, work stoppages or threats thereof by or with respect to any of its employees;

                  (l) entered into any transaction, contract or agreement relating to the Purchased Assets, the Business or the Development Projects (including the acquisition or disposition of any of the Purchased Assets) or to the relinquishment by the Seller Parties of any contract or other


                                                                  Execution Copy
                                                                  --------------

                       Asset Purchase Agreement -- Page 25


right, other than as set forth on Schedule 3.12, and transactions, contracts, agreements and relinquishments entered into in the ordinary course of business consistent with past practices and those contemplated by this Agreement;

                  (m) made any capital expenditure for additions or improvements to property, plant and equipment, other than in the ordinary course of business consistent with the 1996 Capital Budget provided to Buyer; or

                  (n) agreed to, or made any commitment to, do any of the foregoing.

         3.10 Title and Condition of Assets. (a) The Purchased Assets and the Excluded Assets constitute, and on the Closing Date will constitute, all of the assets and properties used or held for use in the conduct of the Business, and are, and on the Closing Date will be, generally adequate to conduct the Business as currently conducted. Sellers have good, valid and marketable title to, or a valid leasehold interest in, the Purchased Assets, whether real, personal or mixed, tangible or intangible, free and clear of all Liens, except (a) Liens disclosed on Schedule 2.1(b) and 2.1(c), (b) Liens for Taxes incurred in the ordinary course of business which are not yet due and payable and (c) Liens disclosed and noted on the title commitments provided with respect to each property (the "Permitted Liens"). The Purchased Assets include all of the assets and properties of the Business that are reflected on the Balance Sheets, except for the Excluded Assets and any of the Purchased Assets that may have been consumed or disposed of in the ordinary course of the Business consistent with past practices since the Balance Sheet Date or as permitted by this Agreement. At the Closing, Sellers shall have sold, conveyed, transferred and assigned to Buyer, and Buyer shall have acquired, good and marketable title to, or a valid leasehold interest in, the Purchased Assets free and clear of all of Liens except Permitted Liens and Assumed Debt.

                  (b) Schedule 2.1(a) describes all real property and leases of, and other interests in, real property (in each case together with all buildings, fixtures and improvements erected thereon and easements and other rights appurtenant thereto) owned, held or used in the conduct of the Business by the Seller Parties (the "Real Property"), all title insurance policies and surveys with respect thereto, and all Liens thereon, specifying in the case of leases or subleases, the name of the lessor or sublessor, the lease term and basic annual rent. Schedule 2.1(a) contains a reasonably complete description of all material renovation projects in process at any of the Facilities, including a list of all contracts relating thereto and any amounts retained by Sellers under such contracts. The Real Property includes all real property, and only such real property, as is used or held for use in connection with the conduct of the Business.

                  (c) Schedule 2.1(b) describes all personal property used or held for use in connection with the conduct of the Business included in the Purchased Assets, including but not limited to all machinery, equipment, furniture, vehicles and other trade fixtures and fixed assets, and any Liens thereon, specifying in the case of leases or subleases, the name of the lessor or sublessor, the lease term and basic annual rent.

                  (d) All leases of Real Property or personal property are in good standing and are valid, binding and enforceable in accordance with their respective terms, and except as set forth


                                                                  Execution Copy
                                                                  --------------

                       Asset Purchase Agreement -- Page 26


on Schedule 3.10 (d) there does not exist under any such lease of real property or personal property any material default or any event that, with notice or lapse of time or both, would constitute a material default.

                  (e) Except as set forth on Schedule 3.10(e), the buildings, structures and equipment included in the Purchased Assets have no material defects, are in good operating condition and repair and have been reasonably maintained consistent with standards generally followed in the industry (giving due account to the age and length of use of same, and ordinary wear and tear), are suitable for their present uses and, in the case of buildings and other structures, such buildings and other structures (including without limitation, the roofs thereof), are structurally sound.

                  (f) The buildings and structures included in the Purchased Assets currently have access to (i) public roads or valid easements over private streets or private property for such ingress to an egress from all such plants, buildings and structures and (ii) water supply, storm and sanitary sewer facilities, telephone, gas and electrical connections, fire protection, drainage and other public utilities, as is necessary for the conduct of the Business.

                  (g) Except as shown on the surveys listed on Schedule 2.1(a), none of the material structures on the Real Property encroaches upon real property of another Person, and no structure of any other Person encroaches upon any Real Property and there are no defects which are not shown on the surveys listed on Schedule 2.1(a) relating to the Real Property which would be shown by an accurate survey as of the date of this Agreement.

                  (h) Except as set forth on Schedule 3.10(h), no violation of any laws, regulations or ordinances relating to zoning, environmental, city planning or similar matters relating to the Business, the Development Projects or any Purchased Asset currently exists or has existed at any time since January 1, 1991 (or the date of the Sellers' acquisition if later), except for violations that have not had and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. Except as set forth on Schedules 3.10(h), 3.11, 3.20 or 3.15, there are no developments affecting the Business or any of the Facilities pending or, to the knowledge of Seller, threatened, which might materially detract from the value of such Business or Facility materially interfere with any present or intended use of any such Purchased Assets related to the Business or materially adversely affect the marketability of such Purchased Assets related to the Business.

         3.11 Litigation; Proceedings. Except as set forth on Schedule 3.11, there is no action, suit, investigation or proceeding (or any basis therefor) pending or, to the knowledge of the Seller Parties, threatened against or affecting the Business, the Development Projects or any Purchased Asset before any Governmental Authority that, if determined or resolved adversely in accordance with the plaintiff's demands, would reasonably be expected to have a Material Adverse Effect or that in any manner challenges or seeks to prevent, enjoin, alter or materially delay the transactions contemplated by this Agreement. Except as set forth on Schedule 3.11, there is no action, suit or proceeding pending or, to the knowledge of the Seller Parties, threatened by any third party fiscal intermediary or carrier administering any state Medicaid program or the Medicare program, by


                                                                  Execution Copy
                                                                  --------------

                       Asset Purchase Agreement -- Page 27


any Governmental Authority (including the Department of Health and Human Services and any state Medicaid agency) or by any third party payor against the Seller relating to the Business or the Purchased Assets, affecting the Business, the Development Projects or the Purchased Assets or seeking to suspend payments to, or recoup or offset over payments from, any Seller relating to the Business or the Purchased Assets, other than routine administrative cost report review and settlement proceedings.

         3.12 Material  Contracts.  (a) Except as set forth on Schedule 2.1 (a),
2.1 (b) and 3.12, none of the Sellers is a party to or subject to:

                  (i) any lease (A) of real property or (B) providing for annual rental of $20,000 or more;

                  (ii) any contract for the purchase of materials, supplies, goods, services, equipment or other assets providing for payments by any Seller of, or pursuant to which in the last year any Seller paid in the aggregate, $20,000 or more;

                  (iii) any sales, distribution or other agreement providing for the sale or provision by any Seller of materials, supplies, goods, services, equipment or other assets that provides for payments to any Seller of, or pursuant to which since December 31, 1995 any Seller received in the aggregate, $20,000 or more;

                  (iv) any partnership, joint venture or other similar contract arrangement or agreement;

                  (v) any contract or guarantee (other than endorsements of negotiable instruments in the ordinary course of business consistent with past practice) relating to indebtedness for borrowed money or the deferred purchase price of property (whether incurred, assumed, guaranteed or secured by an asset) in excess of $20,000 which will survive Closing;

                  (vi) any license agreement, management contract, franchise agreement or agreement in respect of similar rights granted to or held by any Seller;

                  (vii) any agency, dealer, sales representative or other similar agreement;

                  (viii) any agreement, contract or commitment that substantially limits the freedom of any Seller Party to compete in any line of business or geographic area or with any Person, or to own, operate, sell, transfer, pledge or otherwise dispose of or encumber any Purchased Asset or that would so limit the freedom of Buyer after the Closing Date;

                  (ix) any agreement, contract or commitment which is or relates to an agreement with or for the benefit of any Affiliate of any Seller Party;


                                                                  Execution Copy
                                                                  --------------

                       Asset Purchase Agreement -- Page 28


                  (x) any contract or agreement with any Governmental Authority or third party fiscal intermediary or carrier administering any state Medicaid program or the Medicare program, any state Medicaid program, the Medicare program, any hospital, nursing facility or other inpatient health care facility, health maintenance organization, preferred provider organization or self-insured employer or other third party payor;

                  (xi) any contract for personal services or employment (including contracts with present or former directors, officers, employees, agents, consultants, advisors, salesmen, sales representatives, distributors or dealers) which provides for a specific period of notice of termination of employment or payment in lieu thereof, and any union contract, collective bargaining agreement or other employee association agreements;

                  (xii) any agreement or arrangement providing for the payment of any commission based on sales or revenues;

                  (xiii) any contract or agreement, not elsewhere specifically disclosed pursuant to this Agreement, involving the payment or receipt by any Seller of $20,000 or more; or

                  (xiv) any other agreements, contracts, leases, licenses, and commitments to which any Seller is a party (or under which Seller may be obligated or to which any Seller or any of its rights, properties or assets may be subject or bound) which are material to the financial condition, results of operations, business, property or prospects of the Business.

                  (b) Each agreement,  contract,  plan,  lease,  arrangement and commitment disclosed in any Schedule to this Agreement or required to be disclosed pursuant to this Section 3.12 is a valid and binding agreement of such Seller and is in full force and effect, and no Seller nor, to knowledge of the Seller Parties, is any other party thereto, in default or breach in any material respect under the terms of any such agreement, contract, plan, lease, arrangement or commitment. There is no contract, agreement, commitment or obligation to which any Seller is a party or is bound that at the time it was entered into or made was, or is currently, known or expected by such Seller to result in any loss to such Seller upon completion or performance thereof, or any bid, offer or proposal which if accepted would result as such a contract, agreement, commitment or obligation. Except as disclosed on Schedule 3.12, there is no contract, agreement, commitment or obligation to which any Seller is a party or is bound that requires or obligates any Seller (i) to provide any services or goods to any Person for less than the standard published prices or rates of such Seller, or (ii) to return or repay to any person any amounts received, or to forego collection of accounts receivable or future payments, from any Person in consideration of the performance of any services or the sale of any goods.

         3.13 Licenses and Permits. Schedule 2.1(j) correctly describes (a) each license, franchise, permit or other similar authorization affecting, or relating in any way to, the Business, together with the name of the Governmental Authority or other Person issuing such license or permit (the "Permits") and (b) each final certificate of need heretofore issued with respect to any Facility. Except as set forth on the Schedule 2.1(j), such Permits are valid and in full force and effect, and except as set forth on Schedule 3.15, the Seller Parties have not received any notice of any claim,


                                                                  Execution Copy
                                                                  --------------

                       Asset Purchase Agreement -- Page 29


default,  complaint,  citation or other proceeding  relating to any such Permit.
Except for Medicaid and Medicare participation agreements and the licenses issued by the State of Maryland Department of Health and Hygiene and any licenses or permits required to operate Technicare, and assuming the related Consents have been obtained prior to the Closing Date, the Permits are transferable by the Seller Parties, and none of the Permits will, assuming the related Consents have been obtained prior to the Closing Date, be terminated or materially impaired or become terminable as a result of the transactions contemplated by this Agreement. Schedule 2.1(j) also sets forth a description of each accreditation of the Facility. Each Seller has previously delivered to Buyer complete and accurate copies of all such Permits, accreditation and certificates of need. Upon consummation of such transactions, Buyer will, assuming the related Consents have been obtained prior to the Closing Date, have all of the right, title and interest in all the Permits. The parties further acknowledge that the number of beds licensed for operation of the Facilities may be subject to adjustment as follows: (i) the licensed bed capacity at Circle Manor may be reduced by three beds when a new license is issued to Buyer, (ii) the Bethesda Facility has received a CON to add 34 beds after completion of renovations, (iii) the bed capacity at Kensington will be reduced to 165 beds (from 170) upon completion of its renovation, and (iv) "waiver" beds have been approved for Circle Manor (9 beds), Kensington (10 beds), Silver Spring (10 beds) Glen Burnie (10 beds) and Overlea (10 beds). For purposes of this Section 3.13, the "obtaining of Consents" shall include, where applicable, the surrender of an existing permit, license or agreement by a Seller, the filing of a completed application by Buyer and the compliance by Buyer with applicable laws and regulations, the payment of any applicable fees, and the issuance of a new permit, license or agreement in the name of Buyer.

         3.14 Insurance Coverage. Schedule 3.14 sets forth a complete and accurate list of all insurance policies and fidelity bonds covering the Purchased Assets and the business, operations and employees of the Business, and each Seller has previously delivered to Buyer complete and accurate copies of all such policies and bonds. There is no claim by any of the Seller Parties pending under any of such policies or bonds as to which coverage has been questioned, denied or disputed by the underwriters of such policies or bonds. All premiums due under all such policies and bonds have been paid, and the Seller Parties are otherwise in full compliance with the terms and conditions of all such policies and bonds. Such policies and bonds (or other policies and bonds providing substantially similar insurance coverage) have been effect since February 1, 1990 (or when the Purchased Asset was acquired by Sellers) and remain in full force and effect. Such insurance is adequate to cover all reasonably foreseeable risks associated with the Business and is in such amounts, with such deductibles and with such other terms as is prudent for a business such as the Business. The Seller Parties do not know of any threatened termination of, and has received no written notice of, any premium increase with respect to, any of such policies or bonds.

         3.15 Compliance with Laws. (a) Except as set forth on Schedules 3.10(h) or 3.15, none of the Seller Parties is in violation of, and, to the knowledge of the Seller Parties, is not under investigation with respect to and has not been threatened to be charged with or given notice of any violation of, any law, rule, ordinance or regulation, or judgment, order or decree entered by any Governmental Authority, applicable to the Purchased Assets, the Business or the Development Projects. Except as set forth on Schedules 3.10(h) or 3.15, there exist no:


                                                                  Execution Copy
                                                                  --------------

                       Asset Purchase Agreement -- Page 30


                  (i)  proceedings  pending or, to the  knowledge  of the Seller
         Parties,   threatened,   to  change  or  redefine  the  present  zoning
         classification of all or any portion of the Real Property;

                  (ii) annexation or condemnation proceedings pending or, to the knowledge of the Seller Parties, contemplated which may affect all or any portion of the Real Property, or any realty appurtenant thereto;

                  (iii) special assessments pending or, to the knowledge of the Seller Parties, proposed affecting all or any portion of the Real Property, or any realty appurtenant thereto;

                  (iv) moratoria pending or, to the knowledge of the Seller Parties, threatened affecting the availability of wells, septic, electric, gas and telephone services to the Real Property (in size and capacity sufficient fully and adequately at all times to service the Real Property for Buyer's continued use of the Facilities thereof as a comprehensive care nursing facility without charge to or requirement for contribution from Buyer); and

                  (v) to the knowledge of the Seller Parties, any other legal impediments presently affecting the Purchased Assets or Sellers which will materially interfere with either Buyer's continued use of the Facilities as fully-licensed comprehensive care nursing facilities or Buyer's continued conduct of the pharmaceutical and rehabilitation businesses.

                  (b) Sellers have previously delivered or made available to Buyer complete and accurate copies of the most recent safety, licensing and certification inspections and surveys for the Facilities.

         3.16 Medicare and Medicaid Cost Reports. Sellers have delivered or made available to Buyer complete and accurate copies of all Medicare and Medicaid cost reports relating to Technicare, Rehab Solutions and each Facility as filed by the Seller Parties for the most recent three year period. The information contained in such reports is true and correct in all material respects.

         3.17 Intellectual Property. Schedule 3.17 sets forth a list of all Proprietary Rights used or held for use in the conduct of the Business or the Development Projects, specifying as to each, as applicable: (i) the nature of such Proprietary Right; (ii) the owner of such Proprietary Right; (iii) the jurisdictions by or in which such Proprietary Right is recognized without regard to registration or has been issued or registered or in which an application for such issuance of registration has been filed, including the respective registration or application numbers; and (iv) licenses, sublicenses and other agreements as to which the Seller Parties or any of their Affiliates is a party and pursuant to which any Person is authorized to use such Proprietary Right, including the identity of all parties thereto, a description of the nature and subject matter thereof, the applicable royalty and the term thereof. During the three years preceding the date of this Agreement, no Seller has been sued, charged in writing with, or been a defendant in any claim,


                                                                  Execution Copy
                                                                  --------------

                       Asset Purchase Agreement -- Page 31


suit, action or proceeding relating to the Business that has not been finally terminated prior to the date hereof and that involves a claim of infringement of any patents, trademarks, service marks or copyrights. None of the Seller Parties have knowledge of any other claim or infringement by any Seller or of any continuing infringement by any other Person of any Proprietary Rights. No Proprietary Right is subject to any outstanding order, judgment, decree, stipulation or agreement restricting the use thereof by any Seller or restricting the licensing thereof by any Seller to any Person. No Seller has entered into any agreement to indemnify any other Person against any charge of infringement of any patent, trademark, service mark or copyright, other than as provided in routine leases and vendor agreements.

         3.18 Employees and Agents. (a) Schedule 3.18 and 8.2 sets forth a complete and accurate list of the name, current rate of compensation and any vacation, holiday or sick pay, and any other compensation arrangements or benefits of each current employee of the Business (together with a description of any specific arrangements or rights concerning such employees that are not reflected in any agreement or document referred to in Schedule 3.12). Except as set forth on Schedule 3.18 and 8.2, no Seller currently has, nor has ever had, any pension, profit sharing, bonus, incentive, sick leave or sick pay or other plan applicable to any of the employees of the Business. No such employee has any vested or unvested retirement benefits or other termination benefits, except as described on Schedule 3.18 and 8.2.

                  (b) The Sellers are in compliance in all material respects with all Federal and state laws respecting employment and employment practices, terms and conditions of employment, wages and hours, and are not engaged in any unfair labor or unlawful employment practice relating to the Business. Except as set forth on Schedule 3.18, there is no unlawful employment practice or discrimination charge involving any Seller pending before the Equal Employment Opportunity Commission ("EEOC"), EEOC recognized state "referral agency" or any other Governmental Authority. Except as set forth on Schedule 3.18, there is no unfair labor practice charge or complaint against any Seller pending before the National Labor Relations Board ("NLRB"). Except as shown on Schedule 3.12 none of the employees of any Seller involved in the Business are represented by any labor union. Except as set forth on Schedule 3.18, there is no labor strike, dispute, slow down or stoppage actually pending or, to knowledge of the Seller Parties, threatened against or involving or affecting any Sellers and no NLRB representation question exists respecting any of the employees of Sellers involved in the Business. Except as set forth on Schedule 3.18, no grievance or arbitration proceeding relating to the employees of Sellers involved in the Business is pending and no written claim therefor exists with respect to any Seller Parties.

                  3.19 Finders' Fees. The Seller Parties have not directly or indirectly dealt with anyone acting in the capacity of a finder or broker and has not incurred any obligation for any finder's or broker's fee or commission in connection with the transactions contemplated by this Agreement.

                  3.20 Environmental Compliance. (a) For purposes of this Agreement, the following terms shall have the meanings set forth below:


                                                                  Execution Copy
                                                                  --------------

                       Asset Purchase Agreement -- Page 32


                  "CERCLA" means the Comprehensive Environmental Responses, Compensation and Liability Act of 1980, as amended.

                  "Environmental Laws" means any and all federal, state, local and foreign statutes, laws (including common or case law), regulations, ordinances, rules, judgments, judicial decisions, orders, decrees, codes, plans, injunctions, permits, concessions, grants, franchises, licenses, agreements, or governmental restrictions, relating to the environment or to emissions, discharges or releases of pollutants, contaminants, petroleum or petroleum products, chemicals or industrial, toxic, radioactive or hazardous substances or wastes into the environment including, without limitation, ambient air, surface water, ground water, or land, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, petroleum or petroleum products, chemicals or industrial, toxic, radioactive or hazardous substances or wastes or the clean-up or other remediation thereof.

                  "Environmental Liabilities" means all liabilities arising in connection with or in any way relating to the Purchased Assets or the Business, or the use or ownership of the Purchased Assets or Business by Sellers, Seller Parties or any of their Affiliates, whether vested or unvested, contingent or fixed, actual or potential, which (i) arise under or relate to Environmental Laws or arise in connection with or relate to any matter disclosed or required to be disclosed in Schedule 3.20 and (ii) arise from or relate in any way to actions occurring or conditions existing before the Closing Date.

                  "Hazardous Substance" means any toxic, caustic or otherwise hazardous substance, including petroleum, its derivatives, by-products and other hydrocarbons, regulated under Environmental Laws.

                  "Release" has the meaning specified in 42 U.S.C. ss. 9601(22).

                  (b)  Except  as  disclosed  in  Sections  6.17  or  6.18 or on
         Schedule 3.20:

                  (i) No notice, notification, demand, request for information, citation, summons or order has been issued, no complaint has been filed, no penalty has been assessed and no investigation or review is pending, or to the knowledge of the Seller Parties, threatened by any Governmental Authority or other Person (A) with respect to any actual or alleged violation by the Seller Parties of any Environmental Law in connection with the conduct of the Business or the ownership of the Purchased Assets, (B) with respect to any actual or alleged failure by the Seller Parties to have any environmental permit, certificate, license, approval, registration or authorization required in connection with the conduct of the Business or the ownership of the Purchased Assets, or (C) with respect to any generation, treatment, storage, recycling, transportation or disposal or Release of any hazardous substance generated by the Business or the Purchased Assets.

                  (ii) In connection with the operation of the Business or the ownership of the Purchased Assets, (A) each Seller on any property now or previously owned or leased by any Seller has materially complied with all Environmental Laws; (B) no polychlorinated


                                                                  Execution Copy
                                                                  --------------

                       Asset Purchase Agreement -- Page 33


         biphenyls or urea formaldehyde is or has been present at any property now or previously owned or leased by any Seller; (C) no asbestos is or has been present at any property now owned or leased by any Seller; (D) there are not underground storage tanks for Hazardous Substances, active or abandoned, at any property now owned or leased by any Seller;
         (E) no Hazardous Substance has been Released at, on or under any property now or previously owned or leased by any Seller and (F) no Hazardous Substance has been released or is present, in a reportable or threshold planning quantity, where such a quantity has been established by statute, ordinance, rule, regulation or order, at, on or under any property now or previously owned or leased by any Seller.

                  (iii) In connection with the operation of the Business or the ownership of the Purchased Assets, no Seller has transported or arranged for the transportation (directly or indirectly) of any Hazardous Substance to any location which is listed or proposed for listing under CERCLA, or on any similar state list or which is the subject of federal, state or local enforcement actions or other investigations which may lead to claims against Buyer for clean-up costs, remedial work, damages to natural resources or for personal injury claims, including claims under CERCLA.

                  (iv) No oral or written notification of a Release of a Hazardous Substance has been filed by or on behalf of any Seller with respect to the Business or the Purchased Assets and no property now or previously owned or leased by any Seller with respect to the Business or the Purchased Assets is listed or, to the knowledge of any Seller, proposed for listing, on the National Priorities List promulgated pursuant to CERCLA or on any similar state list of sites requiring investigation or clean-up.

                  (v) There are no environmental Liens on any of the Purchased Assets, and no governmental actions have been taken or are in process that could subject any of such Purchased Assets to such Liens. No Seller would be required to place any notice or restriction relating to the presence of Hazardous Substances at any property used in connection with the operation of the Business in any deed to such property.

                  (vi) There have been no environmental investigations, studies, audits, tests, reviews or other analyses conducted by or which are in the possession of any Seller in relation to any Purchased Assets which have not been delivered to Buyer prior to the date hereof.

         3.21 Patients. (a) Schedule 3.21 sets forth a complete and accurate list, as of a recent date specified on such schedule, of the names of all patients or residents of each Facility, and a copy of the form of Admission Agreement with each of such patients or residents, including the amounts payable thereunder, whether such patients are private pay patients, or payments are made to any Seller by Medicare or Medicaid, Veterans Administration or CHAMPUS, or any other healthcare reimbursement or payment arrangement, for or on behalf of such patients, and, Schedule 3.21A will set forth at Closing in the case of private pay patients, their anticipated date of conversion to Medicaid, if any.


                                                                  Execution Copy
                                                                  --------------

                       Asset Purchase Agreement -- Page 34


                  (b) No funds or other property belonging to any patients of the Facilities are held by or have been entrusted to any Seller or any employee of Sellers, except as disclosed on Schedule 2.11. All Patient Trust Funds held for the benefit of residents of each Facility are in balance, will be in balance as of the Closing, and have been kept in accordance with all requirements of applicable law. Each Seller shall indemnify, defend and hold Buyer harmless against any deficiencies in patient trust funds, as determined by such Seller, Buyer, or a state agency, relating to the operation of any Facility prior to the Closing. Each Seller shall promptly pay or refund any such deficiency to Buyer.

         3.22 Status of Sellers. None of the Seller Parties is a "foreign person" as defined by Section 1445 of the Code.

         3.23 Inventories. The inventories set forth in the Balance Sheets were properly stated therein at the lesser of cost or fair market value determined in accordance with generally accepted accounting principles consistently applied by each Seller. Since the Balance Sheet Date, the inventories of each Seller have been maintained in the ordinary course of business. All such inventory is owned free and clear of all Liens. All of the inventory recorded on the Balance Sheets consists of, and all inventory, whether or not represented on the Balance Sheets, on the Closing Date will consist of, items of a quality usable or salable in the ordinary course of business consistent with past practices and are and will be in qualities sufficient for the normal operation of the businesses of each Seller consistent with past practice.

         3.24 Zoning and Violation Notices. (a) The zoning classification of Technicare, Rehab Solutions and each Facility is as set forth on Schedule 3.24. Except as set forth on Schedule 3.10(h) and 3.15, neither the Seller Parties nor any of their agents have received any notices of uncorrected violations of the housing, building, safety, or fire ordinances with respect to Technicare, Rehab Solutions or any Facility which are uncorrected and outstanding. Certification statements respecting Technicare, Rehab Solutions and any Facility and showing no violation of any zoning ordinance shall be requested by each Seller from the municipality in which Technicare, Rehab Solutions and each Facility is located and delivered at the Closing to the extent practices of such municipality provide for issuing such certification.

                  (b) Except as set forth on Schedule 3.24, (i) the current operations of the Facilities are permitted as of right (i.e., not as a nonconforming use and without special exception or variance), (ii) the Facilities are not subject to any zoning, subdivision or other judicial or administrative case, proceeding or order which, in any way, limits or conditions their present or future operation or expansion, and (iii) each Facility is located on one or more parcels of land, each of which has been properly subdivided from all other parcels of land in accordance with the laws and regulations of the jurisdiction within which the land is located.

                  (c) The Seller Parties have not made, nor are the Seller Parties aware of, any agreements or proffers, written or oral, to or involving any Governmental Authority, homeowners association, or other Person which might adversely affect, render more expensive or restrict the operation of the Facilities other than Bethesda.


                                                                  Execution Copy
                                                                  --------------

                       Asset Purchase Agreement -- Page 35


         3.25 Tax Matters. Each Seller has filed when due in accordance with all applicable laws (or properly and timely filed an extension therefor) all Returns required under applicable statutes, rules or regulations to be filed by such Seller with respect to all Taxes. As of the time of filing, the Returns were accurate and complete in all material respects. All Taxes due, and all additional assessments received, have been paid or provided for on the Balance Sheets (whether or not shown on any Return). No Seller is delinquent in the payment of any Tax and has not requested any extension of time within which to file or send any Return, which Return has not since been filed or sent. No Seller has waived the statute of limitations in respect of any Taxes or agreed to any extension of time with respect to any Tax assessment or deficiency. There are no Liens for Taxes (other than for current Taxes not yet due and payable) upon any of the Assets. None of the Assets (i) is property which is required to be treated as being owned by any other person pursuant to the so-called "safe harbor lease" provisions of former Section 168(f)(8) of the Code, (ii) directly or indirectly secures any debt the interest on which is tax exempt under Section 103(a) of the Code, or (iii) is "tax-exempt use property" within the meaning of
Section 168(h) of the Code. The transactions contemplated by this Agreement are not subject to the tax withholding provisions of Code Section 3406, or of subchapter A of Chapter 3 of the Code or of any other provision of law. Each Seller has disclosed on its federal income Tax Returns all positions taken therein that could give rise to an accuracy-related penalty within the meaning of Part II of Subchapter A of Chapter 68 of the Code.

         3.26 Accuracy of Information. Neither this Agreement nor the Exhibits or Schedules hereto or any certificate to be delivered at the Closing by the Seller Parties to Buyer in connection with this Agreement or any of the transactions contemplated hereby contains an untrue statement of a material fact or omits to state a material fact necessary to make the statements made, in light of the circumstances under which they are made, not misleading, or contains a statement which is misleading. The statements contained in the Exhibits and Schedules hereto or any certificate to be delivered at the Closing by the Seller Parties to Buyer in connection with this Agreement or any of the transactions contemplated hereby shall be deemed to constitute representations and warranties under this Agreement to the same extent as if set forth in this Agreement in full.


                                   ARTICLE IV

               REPRESENTATIONS AND WARRANTIES OF MARINER AND BUYER

         Mariner and Buyer hereby represent and warrant to the Seller Parties as follows:

         4.1 Organization and Existence. Each of Mariner and Buyer is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware, and has all corporate power and authority necessary to enable it to own, lease or otherwise hold its properties and assets and to carry on its business as now conducted.

         4.2 Corporate Authorization. The execution, delivery and performance by Mariner or Buyer of this Agreement and the Escrow Agreement and the consummation by Mariner and Buyer of the transactions contemplated hereby and thereby are within the corporate power and


                                                                  Execution Copy
                                                                  --------------

                       Asset Purchase Agreement -- Page 36


authority of Mariner and Buyer. This Agreement has been duly authorized, executed and delivered by Mariner and Buyer and constitutes a valid and binding obligation of Mariner and Buyer, enforceable against Mariner and Buyer in accordance with its terms. The Escrow Agreement has been duly authorized and, when executed and delivered by Mariner and Buyer, will have been duly executed and delivered by Mariner and Buyer and will constitute a valid and binding obligation of Mariner and Buyer, enforceable against Mariner and Buyer in accordance with its terms.

         4.3 Governmental Authorization. The execution, delivery and performance of this Agreement and the Escrow Agreement by Mariner and Buyer, and the consummation of the transactions contemplated hereby and thereby by Mariner and Buyer, do not and will not require any consent, approval or action by or in respect of, or any declaration, filing or registration with, any Governmental Authority, other than (i) compliance with any applicable requirements of the HSR Act; (ii) those required for Buyer to obtain (A) a determination of nonreviewability from the State of Maryland Department of Health and Mental Hygiene allowing the acquisition by Mariner and Buyer of the Facilities without a certificate of need (individually, a "Determination Letter" and collectively "Determination Letters"), (B) the licenses required for Buyer to operate a nursing home at each Facility upon consummation of the transactions contemplated by this Agreement; and (C) provider agreements with respect to each Facility with Medicare and Medicaid effective as of the Closing; and (iii) those required for Buyer to acquire the assets of Technicare, including approval of the United States Drug Enforcement Agency (the "DEA") and any applicable State of Maryland governmental agency.

         4.4 Non-Contravention. The execution, delivery and performance of this Agreement and the Escrow Agreement by Mariner and Buyer, and the consummation of the transactions contemplated hereby and thereby by Mariner or Buyer, do not and will not, with or without the giving of notice, the lapse of time or both: (i) contravene or conflict with the certificate of incorporation or by-laws of Mariner or Buyer, or (ii) assuming compliance with the matters referred to in
Section 4.3, contravene or conflict with or constitute a violation of any provision of any law, rule, regulation, judgment, injunction, order or decree binding upon or applicable to Mariner or Buyer.

         4.5 Expertise; Financial Resources. Buyer and Mariner have sufficient skill, experience and expertise to evaluate and inspect the Purchased Assets and all materials provided by the Seller Parties related to the Business and the Purchased Assets and to assess the risks associated with the transactions contemplated by this Agreement. Buyer and Mariner have sufficient financial resources to carry out the obligations of Buyer and Mariner hereunder.


                                    ARTICLE V

                            COVENANTS OF ALL PARTIES

         Each of the parties hereby covenants and agrees with the other parties as follows:


                                                                  Execution Copy
                                                                  --------------

                       Asset Purchase Agreement -- Page 37


         5.1 Cooperation. It shall cooperate fully with the other parties hereto in furnishing any information or performing any action reasonably requested by any such party, which information or action is necessary to the speedy and successful consummation of the transactions contemplated by this Agreement or is necessary, appropriate or desirable for the corporate purposes of Buyer. Subject to its further rights under this Agreement, it shall use all reasonable efforts to cause the Closing to occur at the earliest practicable time in accordance with this Agreement.

         5.2 Other Required Information. It shall furnish to the other parties hereto any application or statement, and all information concerning itself and its Affiliates as may be required to be set forth in any application or statement, to be filed with any Governmental Authority in connection with the transactions contemplated by this Agreement.

         5.3 Miscellaneous Agreements and Consents. Subject to the terms and conditions provided in this Agreement, it shall use all reasonable efforts to take, or cause to be taken, all action, and to do, or cause to be done, all things necessary, appropriate or desirable to consummate the transactions contemplated by this Agreement. It will use all reasonable efforts to obtain consents of all third parties and Governmental Authorities necessary, appropriate or desirable for the consummation of the transactions contemplated by this Agreement.


                                   ARTICLE VI

                         COVENANTS OF THE SELLER PARTIES

         The Seller Parties hereby agree with Buyer as follows:

         6.1 Conduct of the Business. From the date hereof through the Closing Date, the Seller Parties shall, and shall cause each Seller to, conduct the Business in the ordinary course consistent with past practice and use all reasonable efforts to preserve intact the business organization, goodwill and relationships with third parties of the Business, and to keep available the services of the present employees of the Business. From the date hereof through the Closing, the Seller Parties shall, and shall cause each Seller to:

                  (a) use all reasonable efforts to maintain the Facilities and the Purchased Assets in substantially the state of repair, order and condition as on the date hereof (reasonable wear and tear excepted);

                  (b) not sell, lease, license or otherwise dispose of any Purchased Asset, or agree or commit to do so, except (i) pursuant to existing contracts or commitments and (ii) in the ordinary course of business consistent with past practice;

                  (c) not allow the inventory of supplies, drugs and other disposable goods at Technicare, Rehab Solutions or any Facility to be materially depleted from their levels as of the date hereof;


                                                                  Execution Copy
                                                                  --------------

                       Asset Purchase Agreement -- Page 38


                  (d) use all reasonable efforts to maintain in full force and effect, without qualification or limitation, all Permits currently in effect with respect to the Business;

                  (e) maintain in full force and effect the insurance policies and binders currently in effect with respect to the Business;

                  (f) cause to be paid when due, all Taxes, assessments and charges or levies imposed upon it with respect to or on the Business or any of the Purchased Assets or which it is required to withhold and pay over, other than any which it may contest in good faith;

                  (g) not take any action which would adversely affect their title to any of the Real Property, or agree or commit to do so;

                  (h) not increase the rate of compensation of, or pay any bonus to, any of its directors, officers or employees, or enter into or amend any employment, management, consulting, deferred compensation, severance or other similar contract or agreement or agree or commit to do any of the foregoing, provided that Sellers may increase the rate of compensation of employees employed at the Facilities in the ordinary course of business; and

                  (i) comply with all notification requirements under existing union contracts, after previously notifying Mariner of such notices, and provide Mariner with copies of such notices.

         6.2 Discharge of Liabilities. The Seller Parties shall, and shall cause each Seller to, pay all of the Excluded Liabilities as and when the same shall become due and payable.

         6.3 Access. The Seller Parties shall permit officers, employees, agents, attorneys and accountants and other persons designated by Buyer full access after reasonable notice during normal business hours to the properties, books, contracts, commitments, tax returns, examination reports and surveys of Governmental Authorities (including the Internal Revenue Service) and other records of the Seller Parties relating to the Purchased Assets and the Business, and shall furnish to such designees of Buyer such financial and operating data and other information relating to the Purchased Assets and the Business as such Persons may reasonably request. Unless prohibited by law or contract, such designees of Buyer shall be furnished with accurate and complete copies of such contracts, commitments and other records and all other information relating to the Purchased Assets and the Business as such designees may reasonably request. The Seller Parties shall cause their employees, accountants, attorneys, financial advisors and other agents or representatives to cooperate with Buyer in its investigation of the Business. The Seller Parties shall promptly inform Buyer of any material developments related to the Business or the Purchased Assets, including without limitation providing Buyer with status updates, current drafts of documents and correspondence pertaining to the Bethesda Sale and informing Buyer of the status of each development project undertaken by the Seller Parties or the Affiliates which are included in the Purchased Assets.

         6.4 Notices of Certain Events. The Seller Parties shall promptly notify Buyer of:


                                                                  Execution Copy
                                                                  --------------

                       Asset Purchase Agreement -- Page 39


                  (i) any notice or other communication from any Person alleging that the consent of such Person is or may be required in connection with the transactions contemplated by this Agreement;

                  (ii) any notice or other communication from any Governmental Authority in connection with the transactions contemplated by this Agreement;

                  (iii) any actions, suits, claims, investigations or proceedings commenced or, to their knowledge, threatened relating to or involving or otherwise affecting the Seller Parties, the Purchased Assets or the Business that, if it had existed on the date of this Agreement, would have been required to have been disclosed pursuant to
         Article III or that relate to the consummation of the transactions contemplated by this Agreement; and

                  (iv) any matter arising or discovered after the date hereof that, if existing or known on the date of this Agreement, would have been required to be disclosed pursuant to Article III, or that constitutes a breach or prospective breach of this Agreement by the Seller Parties. The delivery of any such notice shall not affect Buyer's remedies hereunder.

         6.5 Noncompetition. (a) Until the third anniversary of the Closing Date, the Principals shall not:

                  (i) directly or indirectly, operate, manage, own, control, finance, be a consultant for or enter into a service contract with, any Competing Facility. For purposes hereof, "Competing Facility" shall mean any nursing home, hospital based subacute or nursing units or health care facility or other entity of any type, licensed or unlicensed, existing or to be constructed that provides nursing care, whether personal, domiciliary, intermediate or skilled care services or institutional pharmaceutical or rehabilitative services, and whether existing or to be formed, that (A) competes in any way with Technicare, Rehab Solutions, any Facility or any facility managed by Allegis as of the date hereof (a "Managed Facility") or with Mariner Health of Greater Laurel, and (B) is located within 15 miles of Technicare, Rehab Solutions, any Facility or any Managed Facility or any site where a certificate of need has been applied for or obtained by any entity which is controlled by the Seller Parties. Provided that the foregoing restriction shall not prohibit any Principal from owning publicly traded securities of a Competing Facility or its parent or affiliates which amounts to less than one percent of the total number of such securities outstanding;


                                                                  Execution Copy
                                                                  --------------

                       Asset Purchase Agreement -- Page 40


                  (ii) engage, or participate in any effort to act to induce, any of the patients, physicians, suppliers, associates, employees or independent contractors admitted to, or employed by the Seller Parties or any of their Affiliates at Technicare, Rehab Solutions, any Facility or any Managed Facility as of the Closing Date, or by Buyer or any Affiliate of Buyer or;

                  (iii) solicit the business of their respective patients admitted prior to the Closing Date or solicit the physicians, suppliers, associates, employees or independent contractors to cease their business or employment relationship with Technicare, Rehab Solutions or any Facility, Buyer or any Affiliate of Buyer.

         Provided,   however,   that  nothing  in  this  Section  6.5  shall  be
interpreted to prevent Roger C. Lipitz from continuing as a member of the Board of Directors of Genesis Health Ventures, Inc.

                  (b) Subject to the second sentence of this Section 6.5(b), if any provision contained in this Section shall for any reason be held invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Section, but this Section shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein. If any of the restrictions or covenants contained herein is held to cover a geographic area or to be for a length of time which is not permitted by applicable law, or in any way construed to be too broad or to any extent invalid, such provision shall not be construed to be null, void and of no effect, but to the extent such provision would be valid or enforceable under applicable law, a court of competent jurisdiction shall construe and interpret or reform this Section to provide for a covenant having the maximum enforceable geographic area, time period and other provisions (not greater than those contained herein) as shall be valid and enforceable under such applicable law. The Seller Parties acknowledge that Buyer would be irreparably harmed by any breach of this Section and that there would be no adequate remedy at law or in damages to compensate Buyer for any such breach. The Seller Parties agree that Buyer shall be entitled to injunctive relief requiring specific performance by the Seller Parties of this Section, and the Seller Parties hereby consent to the entry thereof.

         6.6 Publicity. Except as otherwise required by applicable law, the Seller Parties shall not issue any press release or make any other public statement (including statements to employees of the Business) relating to this Agreement or the transactions contemplated hereby without obtaining the prior approval of Buyer to the contents and manner of presentation and publication thereof.

         6.7 Trademarks; Tradenames. Excepted as provided below, as soon as practicable after the Closing Date, the Seller Parties shall eliminate the use of all of the trademarks, trade names, service marks and service names included in the Purchased Assets, in any of their forms or spellings, on all advertising, stationery, business cards, checks, purchase orders and acknowledgments, customer agreements and other contracts and business documents. Notwithstanding the foregoing, the Seller Parties may continue to use their respective entity names solely for purposes of collecting accounts receivables pursuant to Section 7.5, for paying


                                                                  Execution Copy
                                                                  --------------

                       Asset Purchase Agreement -- Page 41


obligations of the Sellers not assumed by Buyer, for the preparation of financial statements, tax returns and similar activities associated with the winding up of their respective corporate or limited liability company business.

         6.8 No Negotiation with Third Parties. From the date hereof until the earlier of the Closing Date or the date on which this Agreement is terminated, the Seller Parties and their Affiliates, agents or representatives shall not, directly or indirectly, encourage, solicit or engage in any discussions or negotiations with, provide any information to, or approve any transaction with, any Person concerning the possible purchase or sale of all or any part of the Business or the Purchased Assets or the merger, consolidation or sale of capital stock or other securities of any Seller or other similar transaction involving any Seller, other than as permitted by this Agreement. The Seller Parties shall promptly notify Buyer of any contact by any Person with respect to any such possible transaction.

         6.9 Medicare and Medicaid Reports. The Seller Parties shall, and shall cause each Seller to, prepare, execute and file on a timely basis all interim cost reports and all other reports and statements required to be filed with all intermediaries and any other public or private third party payor or Governmental Authority in connection with the transactions contemplated by this Agreement.

         6.10 Repayment Obligations. Before the Closing, the Seller Parties shall repay or make arrangements to repay (as required by applicable law) to all Governmental Authorities with jurisdiction over the Facilities (including the State of Maryland Department of Health and Mental Hygiene and the Health Care Financing Administration) any amounts owed to such Governmental Authorities by the Seller Parties with respect to the ownership of each Facility or the operation of the Business prior to the Apportionment Date as set forth on
Schedule 6.10 (including without limitation (i) all depreciation recapture or adjustment which may arise as a result of any healthcare reimbursement cost report adjustments, audit adjustments, disallowances or reclassifications or
(ii) other payment adjustments pertaining to Medicare, Medicaid or other third party payors for services provided prior to the Apportionment Date by Sellers ((i) and (ii) are collectively referred to herein as the "Repayment Obligation")). The parties acknowledge that overpayments or underpayments to the Seller Parties by the Medicaid or Medicare programs for periods ending prior to the Apportionment Date may be discovered after the Closing, whether in connection with an audit of a Facility or otherwise. The Seller Parties shall remain liable for all such overpayments received by the Seller Parties to the extent such amounts are not paid out of amounts held in escrow under the Escrow Agreement. The Seller Parties shall be liable for and shall promptly pay all depreciation recapture, and all recapture of property cost reimbursement, that is required under the Medicaid or Medicare programs as a result of the transactions contemplated by this Agreement.

         6.11 Payment to Buyer for Expense Adjustments After Closing. If after the Closing Date Buyer is required from time to time to pay any amounts for Medicare, Medicaid or other third party payor cost adjustments, Taxes, workers' compensation insurance premiums or other expenditures that relate to the ownership of any Facility or operation of the Business before the Apportionment Date (except to the extent the Purchase Price has been reduced pursuant to



                                                                  Execution Copy
                                                                  --------------

                       Asset Purchase Agreement -- Page 42


Section 2.7), Buyer shall promptly provide the applicable Seller written notice and details of same. Such Seller shall, within 10 days of such written notice from Buyer, pay to Buyer the amount of such required payment. If after the Closing Date Buyer receives from time to time any amounts for Medicare, Medicaid or other third party payer cost adjustments, Taxes, workers' compensation insurance premiums or other expenditures that relate to the ownership of any Facility or operation of the Business before the Apportionment Date (except to the extent the Purchase Price has been reduced pursuant to Section 2.7), Buyer shall, within 10 days of receipt of such amounts, pay to the applicable Seller the amount so received. Any payment pertaining to ownership of any Facility or operation of the Business from and after the Apportionment Date shall be the responsibility of Buyer. Any appeals from any Medicare, Medicaid or other third-party payor adjustments may be pursued by any Seller at such Seller's cost. Final cost reports shall be submitted to Medicare by the time required by applicable law and regulation.

         6.12 Consents. The Seller Parties shall, and shall cause each Seller to, use all reasonable efforts to obtain consents in writing to the transactions contemplated by this Agreement (including the Consents) and such amendments, assignments or modifications of such documents or instruments as may be required so that the transactions contemplated by this Agreement shall not result in any default with respect to any law, rule, regulation, order, decree, license, agreement contract, commitment or instrument to which any of the Seller Parties is a party or by which any of the Seller Parties or any of the Purchased Assets is bound.

         6.13 Accuracy of Representations and Warranties. The Seller Parties shall not, and shall cause each Seller not to, (i) take, or agree to commit to take, any action that would make any representation and warranty of the Seller Parties inaccurate in any respect at, or as of any time prior to, the Closing Date or (ii) omit, or agree or commit to omit, to take any commercially reasonable action necessary to prevent any such representation or warranty from being inaccurate in any respect at any such time.

         6.14 Certain Required Disclosures. The Seller Parties acknowledge that Mariner (i) is subject to the reporting requirements of the Exchange Act and may from time to time register its securities for sale to the public under the Securities Act and (ii) may be required to file with the Commission registration statements, proxy statements or other reports and documents that include historical and pro forma financial statements and other information regarding the Business, the Purchased Assets and the Seller Parties, including the information required by Rule 3-05 and Article 11 of Regulation S-X of the Commission under the Securities Act and Exchange Act. The Seller Parties shall, and shall cause each Seller to, assist in the preparation and filing of such financial statements and information, including assisting Buyer or its
Affiliates in obtaining the cooperation of the accountants of the Seller Parties. The Seller Parties further acknowledge that Mariner is a party to a line of credit agreement with its commercial lenders and may be required to disclose certain financial and other information regarding the Business, the Purchased Assets and the Sellers to its commercial lenders and the Seller Parties shall, and shall cause each Seller, to assist in providing such information as required.

         6.15 Completion of Renovation Projects. The Seller Parties shall, and shall cause each Seller to, use all reasonable efforts to implement and/or continue and to pay progress payments


                                                                  Execution Copy
                                                                  --------------

                       Asset Purchase Agreement -- Page 43


as they accrue for all renovation projects listed on Schedule 2.1(a). Sellers Parties shall provide Buyer with updates on the progress of such projects as reasonably requested by Buyer. Seller Parties shall provide at Closing a schedule setting forth all work remaining to be done on such projects.

         6.16 Washington D.C. Medicaid. The Sellers Parties shall use all reasonable efforts to reach settlement and pay amounts due to the Washington D.
C. Medicaid authorities.

         6.17 Asbestos. Between the date hereof and the Closing Date, the Seller Parties will proceed expeditiously using commercially reasonable efforts to (i) engage qualified contractors to remove or encapsulate any friable or damaged asbestos containing materials (collectively, "ACM's"), identified by Buyer, from each of the Facilities and (ii) institute operation and maintenance programs with respect to any non-friable ACM's remaining in place at each such Facility. All such work shall be at the expense of the Seller Parties and shall be conducted in a manner reasonably acceptable to Buyer. The Seller Parties shall obtain all necessary Permits and shall comply with applicable laws and regulations in connection with their activities hereunder. If such work is not completed on the Closing Date, the Seller Parties shall continue efforts to complete the work as soon as practicable thereafter; however, the completion of such work prior to Closing shall not be a condition precedent to Buyer's obligations hereunder.

         6.18 Underground Tanks. Between the date hereof and the Closing Date, the Seller Parties will proceed expeditiously using commercially reasonable efforts to (i) engage qualified contractors to remove all underground tanks (collectively, "UGT's") from the following Facilities: Circle Manor, Kensington, Bethesda, Overlea and Glen Burnie, and (ii) replace the removed UGT's with above-ground tanks at such Facilities all in a manner reasonably acceptable to Mariner. All such work shall be at the expense of the Seller Parties, except that if the cost of the work exceeds $100,000, the Buyer and Mariner shall reimburse the Seller Parties for 50% of the costs in excess of $100,000. The Seller Parties shall obtain all necessary Permits and shall comply with applicable laws and regulations in connection with its activities hereunder. If such work is not completed on the Closing Date, the Seller Parties shall continue efforts to complete the work as soon as practicable thereafter;
however, the completion of such work prior to the Closing shall not be a condition precedent to Buyer's obligations hereunder.

         6.19 June 30 Financial Statements. On or before September 1, 1996, Sellers shall provide to Buyer the unaudited combined balance sheet of Allegis for the six month period ending June 30, 1996 and a related statement of income for such period (the "June 30 Financial Statements"), prepared on a basis consistent with the Closing Income Statement, accompanied by a letter from Arthur Andersen & Co. (the "Accountant's Report") (i) stating that they have reviewed the June 30 Financials (but not as part of a formal accounting review),
(ii) setting forth in reasonable detail the differences between the amounts set forth therein and the amount which would be shown thereon if they had been prepared in accordance with generally accepted accounting principles and (iii) noting any differences in reserve methodology or accounting estimates from the methodology or estimates used in preparing the audited financial statements for the year ended December 31, 1995.



                                                                  Execution Copy
                                                                  --------------

                       Asset Purchase Agreement -- Page 44


         6.20 Development Projects. On or before August 16, 1996 Sellers will provide a schedule of existing liabilities and obligations of Beechwood, Upper Chesapeake, Heritage Harbour and Bethesda. No further material liabilities or obligations shall be incurred by such entities and no material activities shall be commenced from and after the date this schedule of liabilities is provided without the prior consent of Mariner.

         6.21 Employment Agreements. The parties shall use best efforts to negotiate in good faith by August 15, 1996, employment agreements (the "Employment Agreements") between Mariner (or an affiliate of Mariner) and each of Paul Diaz, Marvin H. Rabovsky, Gary M. Sudhalter and Harvey R. Wertlieb on the general terms discussed by the parties on or before the date hereof.

                                   ARTICLE VII

                         COVENANTS OF MARINER AND BUYER

         Mariner and Buyer hereby covenant and agree with the Seller Parties as follows:

         7.1 Consents. Mariner and Buyer shall use all reasonable efforts to obtain all consents and approvals of Governmental Authorities and other Persons necessary for the consummation of the transactions contemplated by this Agreement. Mariner and Buyer shall diligently file all requisite applications or notices with such Governmental Authorities and shall diligently respond to any comments thereon from such Governmental Authorities.

         7.2 Access. After the Closing, Buyer shall permit the Seller Parties and their agents, attorneys and accountants and other persons designated by the Seller Parties full access after reasonable notice during normal business hours to the books and records of the Business to the extent reasonably necessary to enable the Seller Parties to file tax returns or to investigate any claim for indemnification or otherwise exercise their rights hereunder, or to defend any claim, action, suit or other legal proceeding involving the Seller Parties.

         7.3 Confidentiality. Prior to the Closing Date and after any termination of this Agreement, all information furnished by the Seller Parties to Mariner or Buyer in connection with this Agreement and the transactions contemplated hereby shall be kept confidential by (and shall be used by it only in connection with this Agreement and the transactions contemplated by this Agreement or as is necessary, appropriate or desirable for the corporate purposes of Mariner or Buyer), except to the extent that such information (i) is or becomes generally available to the public other than as a result of disclosure by Mariner or Buyer or any of its respective directors, officers, employees, agents or advisors, (ii) was within the possession of Mariner or Buyer prior to its being furnished to Mariner or Buyer by or on behalf of the Seller Parties, (iii) becomes available to Mariner or Buyer on a non-confidential basis from a source other than Mariner or Buyer or any of their respective directors, officers, employees, agents or advisors, or (iv) is required to be disclosed by law or by the applicable rules of any securities exchange or market, including disclosure required in any registration statement, proxy statement or other report or document filed with the Commission or any other Governmental Authority. Mariner and Buyer may disclose such information to their respective directors, officers, employees, agents or advisors in connection with the transactions contemplated by this Agreement so long as such Persons are informed by Mariner or Buyer of the confidential nature of such information and are directed by Mariner or Buyer, as the case may be, to treat such information confidentially. If the transactions contemplated by this Agreement shall fail to be consummated, Mariner and Buyer


                                                                  Execution Copy
                                                                  --------------

                       Asset Purchase Agreement -- Page 45


shall promptly cause all copies of documents or extracts thereof containing information and data as to the Seller Parties to be returned or destroyed.

         7.4 Publicity. Except as otherwise required by applicable law or by applicable rules of any securities exchange or market, Mariner and Buyer shall not issue any press release or make any other public statement relating to this Agreement or the transactions contemplated hereby prior to the Closing without obtaining the prior approval of Sellers to the contents and manner of presentation and publication thereof.

         7.5 Collection of Accounts Receivable. Buyer shall use all reasonable efforts to assist the Seller Parties in the collection of accounts receivable resulting from activities occurring or services rendered to patients at any Facility prior to the Apportionment Date as set forth on Schedule 7.5 attached hereto, to be updated and initialed by Buyer and Seller on the date of Closing. In addition, Buyer shall assist Sellers by allowing examination by Sellers' authorized representatives of relevant documentation in Buyer's possession after the Closing Date, and by transferring to the applicable Seller any payments Buyer may receive from any source whatsoever concerning Sellers' recovery of accounts receivable as provided below. Any payments received by Buyer from Medicare, Medicaid or other third party payors (and resource amounts due from private funds) for services rendered prior to the Closing Date shall be mailed to the applicable Seller within 10 days after receipt thereof by Buyer. Any payments made by such payors and earmarked or itemized to certain time periods preceding or following the Apportionment Date shall be applied to accounts receivables arising for such time periods.

         Buyer shall send out monthly statements consistent with its ordinary business practices to all private pay patients for all outstanding charges for services rendered by Sellers prior to the Apportionment Date. Any payments received by Buyer from or on behalf of any private pay patients within 60 days after the Closing Date will be attributed first to any outstanding balance for services rendered or activities occurring prior to the Apportionment Date for and on behalf of such patient, and shall be mailed to the applicable Seller within 10 days after such determination by Buyer, except for any accounts receivable arising prior to the Apportionment Date which (i) have been disputed in writing by the patient, (ii) are over 60 days old at Closing or (iii) have been previously compromised by any Seller. Sellers will provide to Buyer by October 1, 1996, as Schedule 7.5A, a list for Technicare, Rehab Solutions and each Facility as of August 31, 1996 of any such accounts. Within 15 days following the Apportionment Date, each Seller will provide Buyer updated Schedules 7.5 and 7.5A to include such information as of the Apportionment Date. Any payments received by Buyer from or on behalf of any patients with private pay liabilities after such 60-day period after Closing which are not identified with a specific service date will be attributed first to any outstanding balance for services rendered or activities occurring after the Apportionment Date for and on behalf of such patient, and any excess shall be attributed to any outstanding balance for such services or activities occurring prior to the Apportionment Date, and such excess, if any, shall be mailed to the applicable Seller within 10 business days after such determination by Buyer.

         Except  as  hereinabove  provided,   the  collection  of  any  accounts
receivable due any Seller that have not been collected by Buyer or Sellers within one (1) year after the Closing Date shall


                                                                  Execution Copy
                                                                  --------------

                       Asset Purchase Agreement -- Page 46


become the sole responsibility of Sellers, and Buyer shall have no further obligation to assist any Seller with respect to collection thereof.

         Until the second anniversary of the Closing Date, any Seller may, during regular business hours and upon reasonable notice to Buyer, access, audit and photocopy all accounts, reports and medical records related to services rendered prior to the Closing in order to allow such Seller to document claims or submittals to Medicare, Medicaid or other third party payors.


                                  ARTICLE VIII

                                EMPLOYEE BENEFITS

         8.1 Employee Benefits Definitions. For purposes of this Agreement, the following terms shall have the meanings set forth below:

         "Benefit Arrangement" means an employment, severance or similar contract, arrangement or policy and each plan or arrangement providing for severance benefits, insurance coverage (including any self-insured arrangements), workers' compensation, disability benefits, supplemental unemployment benefits, vacation benefits, pension or retirement benefits or for deferred compensation, profit-sharing, bonuses, stock options, stock appreciation rights or other forms of incentive compensation or post-retirement insurance, compensation or benefits that (i) is not an Employee Plan and (ii) is maintained or contributed to by any Seller or any of its ERISA Affiliates.

         "Employee Plans" means each "employee benefit plan", as such term is defined in Section 3(3) of ERISA, that (i) is subject to any provision of ERISA and (ii) is maintained or contributed to by any Seller or any of its ERISA Affiliates.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

         "ERISA Affiliate" of any entity means any other entity that, together with such entity, would be treated as a single employer under Section 414 of the Code.

         "Multiemployer Plan" means each Employee Plan that is a multiemployer plan, as defined in Section 3(37) of ERISA.

         8.2 ERISA Representations. The Seller Parties hereby jointly and severally represent and warrant to Buyer as follows:

                  (a) Schedule 8.2 sets forth a complete and accurate list of each Employee Plan and each Benefit Arrangement that covers any employee of the Business, copies or descriptions of all of which have previously been furnished to Buyer. With respect to each Employee Plan, each Seller has provided the most recently filed Form 5500 and an accurate summary description of such plan. Each Seller has provided Buyer with, or has caused to be provided to Buyer, complete


                                                                  Execution Copy
                                                                  --------------

                       Asset Purchase Agreement -- Page 47


age, salary, service and related data as of the most recent practicable date for employees of the Business.

                  (b) No Seller nor any Seller's ERISA Affiliate maintains or has ever maintained or contributed to any Multiemployer Plan or Employee Plan subject to Title IV of ERISA.

                  (c) Each Employee Plan which is intended to be qualified under
Section 401(a) of the Code is so qualified and has been so qualified during the period from its adoption to date, and each trust forming a part thereof is exempt from tax pursuant to Section 501(a) of the Code. Each Seller has furnished to Buyer copies of the most recent Internal Revenue Service determination letters with respect to each such Employee Plan. Each Employee Plan has been maintained in compliance with its terms and with the requirements prescribed by any and all statutes, orders, rules and regulations, including but not limited to ERISA and the Code, which are applicable to such Plan.

                  (d) Each Benefit Arrangement has been maintained in substantial compliance with its terms and with the requirements prescribed by any and all statutes, orders, rules and regulations which are applicable to such Benefit Arrangement.

                  (e) With respect to the employees of the Business, there are no employee post-retirement medical or health plans in effect, except as required by Section 4980B of the Code.

                  (f) Except as disclosed in writing to Buyer prior to the date hereof, there has been no amendment to, written interpretation of or announcement (whether written or not written) by any Seller or any of their ERISA Affiliates relating to, or change in employee participation or coverage under, any Employee Plan or Benefit Arrangement which would increase materially the expense of maintaining such Employee Plan or Benefit Arrangement above the level of the expense incurred in respect thereof for the most recent fiscal year.

                  (g) The Purchased Assets are not now nor will they with the passage of time become subject to any Lien imposed under Code Section 412(n) by reason of the failure of any Seller or their Affiliates to make timely installments or other payments required by Code Section 412.

                  (h) No Employee of Sellers will receive or become entitled to any bonus, retirement, severance or similar benefit or enhanced benefit solely as a result of the transactions contemplated hereby, except as disclosed to Mariner prior to payment. Any severance obligation of Sellers as result of Buyer's decision not the hire an employee of Sellers as provided for in Section
8.1 shall be the sole responsibility of Sellers

                  (i) None of the Employee Plans or other arrangements listed on
Schedule 8.2 covers any non-United States employee or former employee of the Business.


                                                                  Execution Copy
                                                                  --------------

                       Asset Purchase Agreement -- Page 48


                  (j) No "prohibited transaction", as defined in Section 406 of ERISA or Section 4975 of the Code, has occurred with respect to any Employee Plan.

                  (k) No tax under Section 4980B of the Code has been incurred in respect of any Employee Plan that is a group health plan, as defined in
Section 5000(b)(1) of the Code.

         8.3 Employees and Offers of Employment. On or prior to the Closing Date, Buyer may in its sole discretion, but shall not be obligated to, offer employment to any or all employees of the Business. Any such offers shall be at such salary or wage and benefit levels and on such other terms and conditions as Buyer shall in its sole discretion deem appropriate. The employees who accept and commence employment with Buyer are hereinafter collectively referred to as the "Transferred Employees." No Seller shall take any action that would impede, hinder, interfere or otherwise compete with Buyer's effort to hire any Transferred Employees. Buyer shall not assume responsibility for any Transferred Employee until Closing.

         8.4 Seller's Employee Benefit Plans. (a) The Seller Parties shall retain all obligations and liabilities under the Employee Plans and Benefit Arrangements in respect of each employee or former employee of Seller or any of its ERISA Affiliates (including any beneficiary thereof) who is not a Transferred Employee. Except as expressly set forth herein, each Seller or its designated ERISA Affiliate shall retain all liabilities and obligations in respect of benefits accrued as of the Apportionment Date by Transferred Employees under the Employee Plans and Benefit Arrangements, and neither Buyer nor any of its Affiliates shall have any liability with respect thereto. Except as expressly set forth herein or unless included as an Assumed Contract, no assets of any Employee Plan or Benefit Arrangement shall be transferred to Buyer or any of its Affiliates or to any plan of Buyer or any of its Affiliates.

                  (b) With respect to the Transferred Employees (including any beneficiary or dependent thereof), Sellers shall retain (i) all liabilities and obligations arising under any group life, accident, medical, dental or disability plan or similar arrangement (whether or not insured) to the extent that such liability or obligation relates to contributions or premiums accrued (whether or not payable), or to claims incurred (whether or not reported), on or prior to the Closing Date, (ii) all liabilities and obligations arising under any worker's compensation arrangement to the extent such liability or obligation relates to the period prior to the Closing Date, including liability for any retroactive workman's compensation premiums attributable to such period and
(iii) all other liabilities and obligations arising under the Employee Plans and the Benefit Arrangements to the extent any such liability or obligation relates to the period prior to the Apportionment Date, including without limitation liabilities and obligations in respect of accruals through the Apportionment Date under any bonus plan or arrangement, and any vacation plans, arrangements and policies.

                  (c) With respect to any Transferred Employee (including any beneficiary or dependent thereof) who enters a hospital or is on short-term disability under any Benefit Arrangement on or prior to the Closing Date and continues in a hospital or on short-term disability after the Closing Date, the applicable Seller shall be responsible for claims and expenses incurred both before and after the Closing Date in connection with such Person, to the extent that


                                                                  Execution Copy
                                                                  --------------

                       Asset Purchase Agreement -- Page 49


such claims and expenses are covered by a Benefit Arrangement, until such time, (if any) that, in the case of a Transferred Employee, such Person resumes full-time employment with Buyer or one of its Affiliates and, in the case of any beneficiary or dependent of a Transferred Employee, such Person's hospitalization has terminated. With respect to any Benefit Arrangements covering medical expenses and other costs relating to pregnancies and maternity leave, Sellers shall be responsible for all claims (whether or not reported) and expenses incurred during the period prior to and ending on the Closing Date, and Buyer or one of its Affiliates shall be responsible for such benefit arrangements covering such pregnancies and maternity leave for the period subsequent to the Closing Date.

                  (d) Sellers shall arrange to continue in effect for a period of 90 days after Closing all Employee Plans and Benefit Arrangements (other than any 401(k) Plan operated by Sellers) and such continuation shall be at the expense of Buyer. Sellers shall terminate no later than the Closing Date any 401(k) Plan operated by Sellers.

         8.5 Buyer Benefit Plans. Buyer or one of its Affiliates will recognize all service of the Transferred Employees with Sellers or any of their Affiliates, only for purposes of eligibility to participate in those employee benefit plans, within the meaning of Section 3(3) of ERISA, in which the Transferred Employees are enrolled by Buyer or one of its Affiliates immediately after the Closing Date.

         8.6 No Third Party Beneficiaries. No provision of this Article VIII shall create any third party beneficiary or other rights in any employee or former employee (including any beneficiary or dependent thereof) of any Seller or of any of their Affiliates in respect of continued employment (or resumed employment) with either Buyer or the Business or any of its Affiliates, and no provision of this Article VIII shall create any such rights in any such Persons in respect of any benefits that may be provided, directly or indirectly, under any Employee Plan or Benefit Arrangement or any plan or arrangement that may be established by Buyer or any of its Affiliates. No provision of this Agreement shall constitute a limitation on rights to amend, modify or terminate after the Closing Date any such plans or arrangements of Buyer or any of its Affiliates.

                  8.7 COBRA. Sellers shall notify all of their respective employees in writing of their rights with regard to any group health plan coverage, shall timely collect and remit all premiums to the appropriate party, and perform all other actions mandated by Title X of the Consolidated Omnibus Budget Reconciliation Act of 1985 ("COBRA") as codified in Section 4980B of the Code and that are required to be given, collected, or otherwise performed as a result of the Closing under this Agreement.


                                                                  Execution Copy
                                                                  --------------

                       Asset Purchase Agreement -- Page 50


                                   ARTICLE IX

                              CONDITIONS OF CLOSING

         9.1 Conditions to Obligations of All Parties. The obligations of each of Buyer and the Seller Parties under this Agreement to cause the transactions contemplated by this Agreement to be consummated are, at its option, subject to the satisfaction of the following conditions:

                  (a) Governmental Approvals. Buyer and Sellers shall have received all approvals of Governmental Authorities, and Governmental Authorities shall have taken all actions, required to permit the consummation of the transactions contemplated by this Agreement and to permit Buyer to operate the Business after the Closing, which shall include Buyer having obtained (i) a Determination Letter, (ii) all licenses required for Buyer to operate a nursing home at the Facilities upon consummation of the transactions contemplated by this Agreement; (iii) agreements permitting the Facilities to participate in the Medicaid and Medicare programs, and each of such approvals shall be in form and substance satisfactory to Buyer and shall be in full force and effect on the Closing Date; and (iv) approval from the DEA and any applicable State of Maryland governmental agency.

                  (b) No Injunctions. There shall not be in force any order or decree restraining or enjoining consummation of the transactions contemplated by this Agreement or placing any limitation upon such consummation or to invalidate, suspend or require modification of any provision of this Agreement.

                  (c) HSR Act Matters. All applicable waiting periods under the HSR Act relating to the transactions contemplated by this Agreement shall have expired or been terminated without the imposition of any conditions.

         9.2 Conditions Applicable to Buyer. The obligations of Buyer under this Agreement to cause the transactions contemplated by this Agreement to be consummated are, at its option, subject to the satisfaction of the following conditions:

                  (a) Performance of This Agreement. All the terms, covenants and conditions of this Agreement to be complied with and performed by the Seller Parties on or before the Closing Date shall have been fully complied with and performed in all material respects.

                  (b) Accuracy of Representations and Warranties. The representations and warranties of the Seller Parties set forth in Article III shall be true and correct in all material respects both on the date of this Agreement and as of the Closing Date with the same force and effect as if such representations and warranties were made anew at and as of the Closing Date, except: (i) to the extent such representations and warranties are by their express provisions made as of the date of this Agreement or another specified date; and (ii) for the effect of any activities or transactions which may have taken place after the date of this Agreement which are contemplated by this Agreement.


                                                                  Execution Copy
                                                                  --------------

                       Asset Purchase Agreement -- Page 51


                  (c) No Material Adverse Change. Since the date of this Agreement, there shall have been no Material Adverse Change in the Business.

                  (d) Certificate Concerning This Agreement. The Seller Parties shall have furnished to Buyer a certificate dated the Closing Date, signed by or on behalf of each Seller Party (individually or by such Seller Party's chief executive officer and chief financial officer), to the effect that the conditions set forth in Sections 9.2(a) through 9.2(c) have been satisfied.

                  (e) Opinion of Counsel. Buyer shall have received from counsel to the Seller Parties an opinion dated the Closing Date substantially in the form set forth in Exhibit C.

                  (f) Required Consents.  The Seller Parties shall have obtained
Consents and such amendments, assignments or modifications of such agreements or instruments as may be required so that the transactions contemplated by this Agreement may be consummated and shall not result in any default with respect to any law, rule, regulation, order, decree, license, agreement, contract, commitment or instrument to which any of the Seller Parties is a party or by which any of the Seller Parties, the Business or any of the Purchased Assets is bound, including consents to, and approvals of, the sale, transfer and assignment to Buyer of the Assumed Contracts. Notwithstanding the forgoing, the inability of the parties to obtain any Consent with respect to any Development Project shall not be a condition precedent to Buyer's obligations hereunder.

                  (g) Litigation. No action, suit, litigation, proceeding or investigation shall (i) have been formally instituted and be pending with regard to the transactions contemplated by this Agreement or (ii) be threatened by any Governmental Authority with regard to the transactions contemplated by this Agreement.

                  (h) Escrow Agreement. The Seller Parties shall have executed and delivered the Escrow Agreement to Buyer and the Escrow Agent.

                  (i) Title Insurance. Buyer shall have obtained, at its expense, an owner's title policy (owner's ALTA Policy Form B, as amended 10/17/70 and 10/17/84) from the title company selected by Buyer containing such affirmative coverage and revealing no exceptions to coverage except Permitted Liens and such other exceptions which in each case are acceptable to Buyer in its sole discretion.

                  (j) Survey. Buyer shall have obtained a current as-built survey of the Real Property, which shall be to ALTA standards and at Buyer's expense, and shall be certified to Buyer, the title company insuring title and Buyer's lenders, and shall show no defects in the Real Property except Permitted Liens.

                  (k) Consent of Buyer's Lenders. Buyer and its Affiliates shall have received the consent of their lenders to the consummation of the transactions contemplated by this Agreement by September 15, 1996.


                                                                  Execution Copy
                                                                  --------------

                       Asset Purchase Agreement -- Page 52


                  (l) No Interference. No provision of any applicable law or regulation, and no judgment, injunction, order or decree, shall restrain, prohibit or otherwise interfere with the effective operation or enjoyment by Buyer of all or any material portion of the Purchased Assets (excluding Development Projects) or the Business.

                  (m) Proceedings. All proceedings to be taken in connection with the transactions contemplated by this Agreement and all documents incident thereto shall be reasonably satisfactory in form and substance to Buyer, and Buyer shall have received copies of all such documents and other evidence as it may reasonably request to establish the consummation of such transactions and the taking of all proceedings in connection therewith.

                  (n) Employment Agreements. Buyer or an Affiliate of Buyer shall have entered into the Employment Agreements in a form agreeable to Buyer and the other parties to the Employment Agreements.

                  (o) Extension of Circle Manor Facility. Circle Manor shall have entered into a lease extension for the Circle Manor Facility with Jean B. Lowden, as lessor to provide for a lease term expiring in 2012 on substantially the same terms (which may include reasonable rent increases) as the existing Circle Manor Facility lease.

                  (p) June 30 Financials. Buyer shall have received the June 30 Financial Statements and the Accountant's Report, each in form and substance reasonably satisfactory to Buyer, and the Accountant's Report shall not show material discrepancies between the June 30 Financial Statements and generally accepted accounting principals.

         9.3 Conditions Applicable to Seller Parties. The obligations of the Seller Parties under this Agreement to cause the transactions contemplated by this Agreement to be consummated are, at their option, subject to the satisfaction of the following conditions:

                  (a) Performance of this Agreement. All the terms, covenants and conditions of this Agreement to be complied with and performed by Buyer and Mariner on or before the Closing Date shall have been fully complied with and performed in all material respects.

                  (b)   Accuracy  of   Representations   and   Warranties.   The
representations and warranties of Buyer and Mariner set forth in Article IV shall have been true and correct in all material respects on the date of this Agreement and as of the Closing Date with the same force and effect as if such representations and warranties were made anew at and as of the Closing Date, except: (i) to the extent such representations and warranties are by their express provisions made as of the date of this Agreement or another specified date; and (ii) for the effect of any activities or transactions which may have taken place after the date of this Agreement which are contemplated by this Agreement.


                                                                  Execution Copy
                                                                  --------------

                       Asset Purchase Agreement -- Page 53


                  (c) Officers' Certificate Concerning This Agreement. Buyer shall have furnished to Sellers a certificate dated the Closing Date, signed by the president and the treasurer of Buyer and Mariner, to the effect that, the conditions set forth in Sections 9.3(a) through 9.3(b) have been satisfied.

                  (d) Escrow Agreement. Buyer and the Escrow Agent shall have executed and delivered to the Seller Parties the Escrow Agreement.

                  (e) Employment Agreements. Paul J. Diaz, Marvin H. Rabovsky and Harvey R. Wertlieb shall have entered into the Employment Agreements in a form agreeable to Buyer and the other parties to the Employment Agreements.

                  (f) Release of Guarantees. Any guarantees of the Seller Parties related to the Assumed Debt and Assumed Contracts shall be released.


                                    ARTICLE X

                                   TERMINATION

         10.1 Termination. This Agreement may be terminated and the transactions contemplated hereby abandoned:

                  (a) by mutual consent of Buyer and Sellers at any time prior to the Closing Date for any reason;

                  (b) by written notice from Buyer to the Seller Parties (i) if a material breach by any of the Seller Parties of any of their representations, warranties or agreements contained in this Agreement occurs which is not cured within 30 days after written notice of such breach is given to the party committing such breach, or (ii) if the Closing Date does not occur on or before November 1, 1996; provided, however, that the right to terminate this Agreement under this Section 10.1(b)(ii) shall not be available to Buyer if a breach by Buyer of any of its representations, warranties or agreements contained in this Agreement has been the cause of or resulted in the failure of the Closing to occur on or before such date; or

                  (c) by written notice from Sellers to Buyer (i) if a material breach by Buyer of any of its representations, warranties or agreements contained in this Agreement occurs which is not cured within 30 days after written notice of such breach is given to Buyer committing such breach, or (ii) if the Closing Date does not occur on or before November 1, 1996; provided, however, that the right to terminate this Agreement under this Section 10.1(c)(ii) shall not be available to Sellers if a breach by the Seller Parties of any of their representations, warranties or agreements contained in this Agreement has been the cause of or resulted in the failure of the Closing to occur on or before such date.


                                                                  Execution Copy
                                                                  --------------

                       Asset Purchase Agreement -- Page 54


         10.2 Survival Upon Termination. If this Agreement is terminated, Sections 7.3 and 12.3 shall survive such termination.


                                                                  Execution Copy
                                                                  --------------

                       Asset Purchase Agreement -- Page 55


                                   ARTICLE XI

                                 INDEMNIFICATION

         11.1 Survival of Representations. The representations, warranties, covenants and agreements made by the Seller Parties in this Agreement or any certificate or other writing delivered pursuant hereto or in connection herewith shall survive the Closing for two years. All representations and warranties of Buyer shall terminate upon the Closing. Any investigation or other examination that may have been made at any time by or on behalf of the party to whom representations and warranties are made shall not limit, diminish or in any way affect the representations and warranties in this Agreement, and the parties may rely on the representations and warranties in this Agreement irrespective of any information obtained by them by any investigation, examination or otherwise.

         11.2 Indemnification by the Seller Parties. (a) Subject to Section 11.2(b), the Seller Parties shall jointly and severally indemnify, defend and hold harmless Buyer from and against any damages, losses, liabilities, costs and expenses (including reasonable expenses of investigation and reasonable attorney's fees in connection with any claim, action, suit or proceeding) (collectively, "Losses") incurred or suffered by Buyer or any of its Affiliates occasioned or caused by, resulting from or arising out of (i) any Excluded Liability, (ii) any inaccuracy (or alleged inaccuracy) in or breach (or alleged breach) of any representation or warranty of the Seller Parties set forth in this Agreement or any certificate or other writing delivered pursuant hereto or in connection herewith, (iii) any failure (or alleged failure) by the Seller Parties to perform any of its obligations or covenants set forth in this Agreement or any certificate or other writing delivered pursuant hereto or in connection herewith, (iv) any and all actions, suits, litigations, arbitrations, proceedings, investigations or claims arising out of any of the foregoing or out of facts that have occurred on or prior to the Closing Date even though such action, suit, litigation, arbitration, proceeding, investigation or claim may not be filed or come to light until after the Closing Date and (v) any Environmental Liabilities; provided that (i) the Seller Parties shall not be liable under this Section 11.2 unless written notice is given within two years of the Closing Date and the aggregate amount of Losses with respect to all matters referred to in this Section 11.2 exceeds $100,000 and then only to the extent of such excess; (ii) the Seller Parties' maximum liability under this
Section 11.2 shall not exceed $10,500,000; and (iii) the Seller Parties shall not be liable under this Section 11.2 for any Losses with respect to which Mariner or Buyer has actually received reimbursement from any other person through rights of indemnity, contribution, insurance or otherwise.

                  (b) Notwithstanding Section 11.2(a), each of Technicare Pharmacy, Inc. and Jay Mutchnik shall only be liable to the extent that a Loss which is indemnifiable under Section 11.2(a) arose out of the Business of Technicare (in the case of Technicare Pharmacy, Inc.) or Rehab Solutions (in the case of Jay Mutchnik) or any representations or warranties set forth herein which related to Technicare (in the case of Technicare Pharmacy, Inc.) or Rehab Solutions (in the case of Jay Mutchnik) or their respective business or assets.


                                                                  Execution Copy
                                                                  --------------

                       Asset Purchase Agreement -- Page 56


         11.3 Indemnification by Mariner and Buyer. Mariner and Buyer shall indemnify, defend and hold harmless the Seller Parties from and against any Losses incurred or suffered by the Seller Parties or any of their Affiliates occasioned or caused by, resulting from or arising out of (i) any Assumed Liability, (ii) any inaccuracy (or alleged inaccuracy) in or breach (or alleged breach) of any representation or warranty of Mariner or Buyer set forth in this Agreement or any certificate or other writing delivered pursuant hereto or in connection herewith, (iii) any failure (or alleged failure) by Mariner or Buyer to perform any of its obligations or covenants set forth in this Agreement or any certificate or other writing delivered pursuant hereto or in connection herewith and (iv) any and all actions, suits, litigations, arbitrations, proceedings, investigations or claims arising out of any of the foregoing or out of facts that have occurred on or prior to the Closing Date even though such action, suit, litigation, arbitration, proceeding, investigation or claim may not be filed or come to light until after the Closing Date; provided that (i) Mariner and Buyer or Buyer shall not be liable under this Section 11.3 unless the aggregate amount of Losses with respect to all matters referred to in this
Section 11.3 exceeds $100,000 and then only to the extent of such excess; (ii) Mariner's and Buyer's aggregate maximum liability under this Section 11.3 shall not exceed $10,500,000; and (iii) Mariner and Buyer shall not be liable under this Section 11.3 for any Losses actually received from any other person through rights of indemnity, contribution, insurance or otherwise.

         11.4 Process of Indemnification. A party seeking indemnification under this Article XI shall promptly notify the party against whom indemnification is sought in writing of the assertion of any claim by a third party or the discovery of any fact upon which the indemnified party intends to base a claim hereunder within two years of the Closing Date. Such notice shall set forth the amount of the claim and specify the alleged basis of the claim. The delay or failure of any party to provide notice hereunder shall not in any way limit indemnification rights hereunder except to the extent that the indemnifying party shall have been materially adversely affected by such delay or failure or if notice is not given within two years of the Closing Date. In the case of third party claims or assertions, each indemnified party shall, at the expense of the indemnifying party, cooperate with the indemnifying party in determining the validity of any such claim or assertion. In connection with any third party claim if the indemnifying party shall have acknowledged in writing its obligation to indemnify in respect of such claim which might give rise to a claim for indemnity hereunder, the indemnifying party may select counsel to direct the defense of such third party claim, which counsel shall be reasonably satisfactory to the indemnified party. The indemnifying party shall arrange for such counsel to inform the indemnified party on a regular basis of the status of such case. The indemnified party may, at its election and expense, participate in the defense of such third party claim. The indemnifying party shall not settle any such claim without the consent of the indemnified party if any relief, other than the payment of money damages, would be granted by such settlement or if the indemnified party would be liable to the third party for the amount of such settlement.

         11.5 Purchase Price Adjustment. All payments made under this Article XI shall be treated as adjustments to the Purchase Price.


                                                                  Execution Copy
                                                                  --------------

                       Asset Purchase Agreement -- Page 57


         11.6 Certain Remedies Available. Notwithstanding anything in this Agreement to the contrary, the limitations set forth in this Article XI shall apply only with respect to post-Closing indemnification obligations and shall not limit the rights of Buyer under Article XI in the event the Closing does not occur or in respect of any breach of any covenant set forth herein or in any related agreement to be performed at or after the Closing.


                                   ARTICLE XII

                                  MISCELLANEOUS

         12.1 Casualty, Risk of Loss. The Seller Parties shall bear the risk of all loss or damage to the Purchased Assets from all causes and all loss or damage arising out of or related to the operation of the Business until the Closing. If at any time prior to the Closing any material portion of the Purchased Assets is damaged or destroyed as a result of fire, other casualty or for any reason whatsoever, or in the event condemnation or eminent domain proceedings (or private purchase in lieu thereof) shall be commenced by any public or quasi-public authority having jurisdiction against all or any part of the Purchased Assets, Sellers shall immediately give notice thereof to Buyer. Buyer shall have the right, in its sole and absolute discretion, within 10 days of receipt of such notice, to elect (i) not to proceed with the Closing and terminate this Agreement, or (ii) to proceed to Closing and consummate the transactions contemplated hereby and receive any and all insurance proceeds received together with all deductible amounts or receivable by Sellers on account of any such casualty.

         12.2 Specific Performance. Each of the parties to this Agreement hereby acknowledges that the other parties will have no adequate remedy at law if it fails to perform any of its obligations under this Agreement. In such event, each of the parties agrees that the other parties shall have the right, in addition to any other rights it may have (whether at law or in equity), to specific performance of this Agreement.

         12.3 Expenses. All fees and expenses incurred by Buyer in connection with this Agreement and the transactions contemplated hereby will be borne by Buyer. All fees and expenses incurred by the Seller Parties in connection with this Agreement and the transactions contemplated hereby will be borne by the Seller Parties.

         12.4 Further Assurances. If at any time after the Closing, Buyer shall consider it advisable that any further conveyance, agreements, documents, instruments and assurances of law or any other things are necessary or desirable to vest, perfect, confirm or record in Buyer the title to any of the Purchased Assets, the Seller Parties shall execute and deliver, upon Buyer's request, any and all proper conveyances, agreements, documents, instruments and assurances of law prepared by Buyer, and to assist Buyer do all things reasonably necessary or proper to vest, perfect, confirm or record title to the Purchased Assets in Buyer and otherwise to carry out the provisions of this Agreement. When requested by Buyer, the Seller Parties shall deliver to Buyer (a) standard affidavits and indemnities regarding mechanics' liens and parties in possession in favor of Buyer's title insurance company and Buyer to the effect that no work has been performed


                                                                  Execution Copy
                                                                  --------------

                       Asset Purchase Agreement -- Page 58


or materials provided to Technicare, Rehab Solutions or any Facility for the account of the Seller Parties for which payment has not been made in full and that there are no Persons in possession of the Facilities, Technicare or Rehab Solutions other than patients, (b) such other instruments as Buyer's title insurance company may reasonably require to issue an owner's title insurance policy to Buyer without exceptions other than for Permitted Liens, (c) an affidavit or certification in compliance with Section 1445(b)(2) of the Internal Revenue Code and the applicable regulations thereunder, (d) Internal Revenue Service Form 1099S, (e) executed assignments of any warranties furnished to the Seller Parties by applicable suppliers or contractors, (f) all copies of plans and specifications owned by or in possession of the Seller Parties with respect to the Facilities, Technicare or Rehab Solutions including any and all plans and specifications showing as-built conditions and/or alterations, additions and utility connections on or off site, (g) any surveys of the Facilities, Technicare or Rehab Solutions, and (h) if available, a copy of the original, of the certificate of occupancy with respect to the Facilities, Technicare or Rehab Solutions. Sellers shall convey the Real Property to Buyer by executing and delivering a special warranty deed with covenants of further assurances.


         12.5 Parties in Interest. All the terms and provisions of this Agreement shall be binding upon, shall inure to the benefit of and shall be enforceable by the respective successors and permitted assigns of the parties hereto. Nothing expressed or implied in this Agreement is intended or shall be construed to confer upon or give any Person other than the parties hereto and their permitted successors or assigns any rights or remedies under or by reason of this Agreement or any transaction contemplated hereby.

         12.6 Entire Agreement. This Agreement, together with the Schedules and Exhibits hereto, supersede any other agreement, whether written or oral, that may have been made or entered into by the parties or any of their Affiliates relating to the matters contemplated hereby. This Agreement, together with the Schedules and Exhibits hereto, constitute the entire agreement by the parties, and there are no agreements or commitments except as set forth herein and therein.

         12.7 Amendment or Modification. This Agreement may be amended only with the written consent of Buyer and the Seller Parties.

         12.8 Waiver. Any party to this Agreement may, by written notice to the other parties to this Agreement, (a) extend the time for the performance of any of the obligations or other actions of the other parties under this Agreement;
(b) waive any inaccuracies in the representations or warranties of the other parties contained in this Agreement or in any document delivered pursuant to this Agreement; (c) waive compliance with any of the conditions or covenants of the other parties contained in this Agreement; or (d) waive or modify performance of any of the obligations of the other parties under this Agreement. Except as provided in the preceding sentence, no action taken pursuant to this Agreement, including without limitation any investigation by or on behalf of any party, shall be deemed to constitute a waiver by the party taking such action of compliance with any representations, warranties, covenants, conditions or agreements contained in this Agreement. The failure of any party hereto to enforce at any time any of the provisions of this Agreement shall in no way be construed to be a waiver of any such provision, nor in any way


                                                                  Execution Copy
                                                                  --------------

                       Asset Purchase Agreement -- Page 59


to affect the validity of this Agreement or any part hereof or the right of such party thereafter to enforce each and every such provision. No waiver of any breach of or non-compliance with this Agreement shall be held to be a waiver of any other or subsequent breach or non-compliance.

         12.9 Assignability. Neither this Agreement nor any rights or obligations hereunder may be assigned or delegated by any party without the prior written consent of the other parties; provided, however, that Buyer may assign this Agreement and any of its rights hereunder to any Affiliate of Buyer without the prior written consent of any other party so long as Mariner remains responsible for the obligations of Buyer (including such assignee).

         12.10 Headings and Interpretation. The headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement. Terms such as "herein," "hereof" and "hereinafter" refer to this Agreement as a whole and not to the particular sentence or paragraph where they appear, unless the context otherwise requires. References in this Agreement to Articles, Sections, Exhibits or Schedules shall be to Articles, Sections, Exhibits or Schedules to this Agreement, unless otherwise indicated. Unless the context otherwise requires, (i) terms used in the plural include the singular, and vice versa, and (ii) words in the masculine gender include the feminine, and vice versa.

         12.11 Notices. All notices and other communications under this Agreement shall be in writing and shall be delivered by hand or overnight courier service, mailed or sent by telex, graphic scanning or other telegraphic communications equipment of the sending party, as follows:

         If to Mariner or Buyer:

                  Mariner Health Group, Inc.
                  125 Eugene O'Neill Drive
                  New London, Connecticut  06260
                  Attention:  Chief Financial Officer

         with a copy to:

                  Mariner Health Group, Inc.
                  125 Eugene O'Neill Drive
                  New London, CT 06320
                  Attn.:  General Counsel

                  Testa, Hurwitz & Thibeault, LLP
                  High Street Tower
                  125 High Street
                  Boston, Massachusetts  02110
                  Attention:  Lawrence S. Wittenberg, Esq.

         If to any of the Seller Parties:

                  Paul J. Diaz


                                                                  Execution Copy
                                                                  --------------

                       Asset Purchase Agreement -- Page 60


                  c/o Thomas B. Lewis, Esq.
                  Gallagher, Evelius & Jones
                  Park Charles
                  218 North Charles Street
                  Baltimore, Maryland 21201


         with a copy to:

                  Gallagher, Evelius & Jones
                  Park Charles
                  218 North Charles Street
                  Baltimore, Maryland 21201
                  Attention:  Thomas B. Lewis, Esq.

or to such other address as any party may have furnished to the others in writing in accordance herewith, except that notices of change of address shall only be effective upon receipt. All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt if delivered by hand or overnight courier service or sent by telex, graphic scanning or other telegraphic communications equipment of the sender, or on the date five business days after dispatch by certified or registered mail if mailed, in each case delivered, sent or mailed (properly addressed) to such party as provided in this
Section 12.11.

         12.12 Law Governing. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Maryland, without giving effect to the principles of conflicts of law thereof.

         12.13 Invalidity of Provisions. Each of the provisions contained in this Agreement is distinct and severable and a declaration of invalidity or unenforceability of any such provision or part thereof by a court of competent jurisdiction shall not affect the validity or enforceability of any other provision hereof.

         12.14 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument.

         12.15 Bulk Sales. Buyer and the Seller Parties waive compliance by the Seller Parties with the provisions of the so-called bulk sales law of any state including the provisions of Article 6 of the Uniform Commercial Code as enacted in Maryland. The Seller Parties shall indemnify and hold Buyer harmless from and against any and all claims, losses, damages, liabilities, costs and expenses incurred by Buyer or any of its Affiliates as a result of any failure by the Seller Parties to comply with any such "bulk sales", "bulk transfer" or similar laws.


                                                                  Execution Copy
                                                                  --------------

                       Asset Purchase Agreement -- Page 61


         12.16  Mariner   Guarantee.   Mariner  hereby  guarantees  all  of  the
obligations of Buyer hereunder to the same extent as if Mariner were Buyer.





            [The remainder of this page is left blank intentionally.]


                                                                  Execution Copy
                                                                  --------------

                       Asset Purchase Agreement -- Page 62


         IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the parties on the date first above written.

                                      MARINER:

                                      MARINER HEALTH GROUP, INC.

                                      By:      /s/ Jennifer B. Gallagher
                                          ------------------------------
                                      Name:    Jennifer B. Gallagher
                                            ----------------------------
                                      Title:   Vice President
                                             ---------------------------

                                      BUYER:

                                      MARINER HEALTH OF
                                      MARYLAND, INC.

                                      By:      /s/ Jennifer B. Gallagher
                                          ------------------------------
                                      Name:    Jennifer B. Gallagher
                                            ----------------------------
                                      Title:   Vice President
                                             ---------------------------


                                                                  Execution Copy
                                                                  --------------

                       Asset Purchase Agreement -- Page 63


                           SELLER PARTY SIGNATURE PAGE

         The  undersigned  Seller  Party  hereby  executes  the  Asset  Purchase
Agreement among the other Selling Parties, Mariner and Buyer, authorizes this signature page to be attached to a counterpart of said Agreement and agrees to be bound by said Agreement.


Type or Print Name:                               Alllegis Health Services, Inc.
                                                  ------------------------------

Sign here:                                        /s/ Paul J. Diaz
                                                  ------------------------------

Type or Print Title (if Party is an entity):      Paul J. Diaz
                                                  ------------------------------
                                                  Chief Executive Officer
                                                  ------------------------------

Address of Seller Party:                          4041 Powder Mill Road
                                                  ------------------------------
                                                  Suite 410
                                                  ------------------------------
                                                  Calverton, Maryland 20705
                                                  ------------------------------


                                                                  Execution Copy
                                                                  --------------

                       Asset Purchase Agreement -- Page 64


                           SELLER PARTY SIGNATURE PAGE

         The  undersigned  Seller  Party  hereby  executes  the  Asset  Purchase
Agreement among the other Selling Parties, Mariner and Buyer, authorizes this signature page to be attached to a counterpart of said Agreement and agrees to be bound by said Agreement.


Type or Print Name:                               Circle Manor Nursing Home,Inc.
                                                  ------------------------------

Sign here:                                        /s/ Paul J. Diaz
                                                  ------------------------------

Type or Print Title (if Party is an entity):      Paul J. Diaz
                                                  ------------------------------
                                                  Chief Executive Officer
                                                  ------------------------------

Address of Seller Party:                          4041 Powder Mill Road
                                                  ------------------------------
                                                  Suite 410
                                                  ------------------------------
                                                  Calverton, Maryland 20705
                                                  ------------------------------


                                                                  Execution Copy
                                                                  --------------

                       Asset Purchase Agreement -- Page 65


                           SELLER PARTY SIGNATURE PAGE

         The  undersigned  Seller  Party  hereby  executes  the  Asset  Purchase
Agreement among the other Selling Parties, Mariner and Buyer, authorizes this signature page to be attached to a counterpart of said Agreement and agrees to be bound by said Agreement.


Type or Print Name:                            Arcola Nursing and Rehabilitation
                                               ---------------------------------
                                               Center, Inc.
                                               ---------------------------------

Sign here:                                     /s/ Paul J. Diaz
                                               ---------------------------------

Type or Print Title (if Party is an entity):   Paul J. Diaz
                                               ---------------------------------
                                               Chief Executive Officer
                                               ---------------------------------

Address of Seller Party:                       4041 Powder Mill Road
                                               ---------------------------------
                                               Suite 410
                                               ---------------------------------
                                               Calverton, Maryland 20705
                                               ---------------------------------


                                                                  Execution Copy
                                                                  --------------

                       Asset Purchase Agreement -- Page 66


                           SELLER PARTY SIGNATURE PAGE

         The  undersigned  Seller  Party  hereby  executes  the  Asset  Purchase
Agreement among the other Selling Parties, Mariner and Buyer, authorizes this signature page to be attached to a counterpart of said Agreement and agrees to be bound by said Agreement.


Type or Print Name:                            Technicare, L.L.C.
                                               ---------------------------------

Sign here:                                     /s/ John Ricci
                                               ---------------------------------

Type or Print Title (if Party is an entity):   John Ricci
                                               ---------------------------------
                                               President/CEO
                                               ---------------------------------

Address of Seller Party:                       4041 Powder Mill Road
                                               ---------------------------------
                                               Suite 410
                                               ---------------------------------
                                               Calverton, Maryland 20705
                                               ---------------------------------


                                                                  Execution Copy
                                                                  --------------

                       Asset Purchase Agreement -- Page 67


                           SELLER PARTY SIGNATURE PAGE

         The  undersigned  Seller  Party  hereby  executes  the  Asset  Purchase
Agreement among the other Selling Parties, Mariner and Buyer, authorizes this signature page to be attached to a counterpart of said Agreement and agrees to be bound by said Agreement.


Type or Print Name:                            Rehab Solutions, L.L.C.
                                               ---------------------------------

Sign here:                                     /s/ Paul J. Diaz
                                               ---------------------------------

Type or Print Title (if Party is an entity):   Paul J. Diaz
                                               ---------------------------------
                                               Chief Exeuctive Officer
                                               ---------------------------------

Address of Seller Party:                       4041 Powder Mill Road
                                               ---------------------------------
                                               Suite 410
                                               ---------------------------------
                                               Calverton, Maryland 20705
                                               ---------------------------------


                                                                  Execution Copy
                                                                  --------------

                       Asset Purchase Agreement -- Page 68


                           SELLER PARTY SIGNATURE PAGE

         The  undersigned  Seller  Party  hereby  executes  the  Asset  Purchase
Agreement among the other Selling Parties, Mariner and Buyer, authorizes this signature page to be attached to a counterpart of said Agreement and agrees to be bound by said Agreement.


Type or Print Name:                            Bay Meadow Nursing and
                                               ---------------------------------
                                               Rehabilitation Center, L.L.C.
                                               ---------------------------------

Sign here:                                     /s/ Paul J. Diaz
                                               ---------------------------------

Type or Print Title (if Party is an entity):   Paul J. Diaz
                                               ---------------------------------
                                               Chief Exeuctive Officer
                                               ---------------------------------

Address of Seller Party:                       4041 Powder Mill Road
                                               ---------------------------------
                                               Suite 410
                                               ---------------------------------
                                               Calverton, Maryland 20705
                                               ---------------------------------


                                                                  Execution Copy
                                                                  --------------

                       Asset Purchase Agreement -- Page 69


                           SELLER PARTY SIGNATURE PAGE

         The  undersigned  Seller  Party  hereby  executes  the  Asset  Purchase
Agreement among the other Selling Parties, Mariner and Buyer, authorizes this signature page to be attached to a counterpart of said Agreement and agrees to be bound by said Agreement.


Type or Print Name:                            Camden Yards Nursing and
                                               ---------------------------------
                                               Rehabilitation Center, L.L.C.
                                               ---------------------------------

Sign here:                                     /s/ Paul J. Diaz
                                               ---------------------------------

Type or Print Title (if Party is an entity):   Paul J. Diaz
                                               ---------------------------------
                                               Chief Exeuctive Officer
                                               ---------------------------------

Address of Seller Party:                       4041 Powder Mill Road
                                               ---------------------------------
                                               Suite 410
                                               ---------------------------------
                                               Calverton, Maryland 20705
                                               ---------------------------------


                                                                  Execution Copy
                                                                  --------------

                       Asset Purchase Agreement -- Page 70


                           SELLER PARTY SIGNATURE PAGE

         The  undersigned  Seller  Party  hereby  executes  the  Asset  Purchase
Agreement among the other Selling Parties, Mariner and Buyer, authorizes this signature page to be attached to a counterpart of said Agreement and agrees to be bound by said Agreement.


Type or Print Name:                            Global Healthcare Center -
                                               ---------------------------------
                                               Bethesda, L.L.C.
                                               ---------------------------------

Sign here:                                     /s/ Paul J. Diaz
                                               ---------------------------------

Type or Print Title (if Party is an entity):   Paul J. Diaz
                                               ---------------------------------
                                               Chief Exeuctive Officer
                                               ---------------------------------

Address of Seller Party:                       4041 Powder Mill Road
                                               ---------------------------------
                                               Suite 410
                                               ---------------------------------
                                               Calverton, Maryland 20705
                                               ---------------------------------


                                                                  Execution Copy
                                                                  --------------

                       Asset Purchase Agreement -- Page 71


                           SELLER PARTY SIGNATURE PAGE

         The  undersigned  Seller  Party  hereby  executes  the  Asset  Purchase
Agreement among the other Selling Parties, Mariner and Buyer, authorizes this signature page to be attached to a counterpart of said Agreement and agrees to be bound by said Agreement.


Type or Print Name:                            Kensington Gardens Nursing and
                                               ---------------------------------
                                               Rehabilitation Center, L.L.C.
                                               ---------------------------------

Sign here:                                     /s/ Paul J. Diaz
                                               ---------------------------------

Type or Print Title (if Party is an entity):   Paul J. Diaz
                                               ---------------------------------
                                               Chief Exeuctive Officer
                                               ---------------------------------

Address of Seller Party:                       4041 Powder Mill Road
                                               ---------------------------------
                                               Suite 410
                                               ---------------------------------
                                               Calverton, Maryland 20705
                                               ---------------------------------


                                                                  Execution Copy
                                                                  --------------

                       Asset Purchase Agreement -- Page 72


                           SELLER PARTY SIGNATURE PAGE

         The  undersigned  Seller  Party  hereby  executes  the  Asset  Purchase
Agreement among the other Selling Parties, Mariner and Buyer, authorizes this signature page to be attached to a counterpart of said Agreement and agrees to be bound by said Agreement.


Type or Print Name:                            Global Healthcare Center -
                                               ---------------------------------
                                               Overlea, L.L.C.
                                               ---------------------------------

Sign here:                                     /s/ Paul J. Diaz
                                               ---------------------------------

Type or Print Title (if Party is an entity):   Paul J. Diaz
                                               ---------------------------------
                                               Chief Exeuctive Officer
                                               ---------------------------------

Address of Seller Party:                       4041 Powder Mill Road
                                               ---------------------------------
                                               Suite 410
                                               ---------------------------------
                                               Calverton, Maryland 20705
                                               ---------------------------------


                                                                  Execution Copy
                                                                  --------------

                       Asset Purchase Agreement -- Page 73


                           SELLER PARTY SIGNATURE PAGE

         The  undersigned  Seller  Party  hereby  executes  the  Asset  Purchase
Agreement among the other Selling Parties, Mariner and Buyer, authorizes this signature page to be attached to a counterpart of said Agreement and agrees to be bound by said Agreement.


Type or Print Name:                            Allegis Health and Rehabilitation
                                               ---------------------------------
                                               Center Southern Maryland, L.L.C.
                                               ---------------------------------

Sign here:                                     /s/ Paul J. Diaz
                                               ---------------------------------

Type or Print Title (if Party is an entity):   Paul J. Diaz
                                               ---------------------------------
                                               Chief Exeuctive Officer
                                               ---------------------------------

Address of Seller Party:                       4041 Powder Mill Road
                                               ---------------------------------
                                               Suite 410
                                               ---------------------------------
                                               Calverton, Maryland 20705
                                               ---------------------------------


                                                                  Execution Copy
                                                                  --------------

                       Asset Purchase Agreement -- Page 74


                           SELLER PARTY SIGNATURE PAGE

         The  undersigned  Seller  Party  hereby  executes  the  Asset  Purchase
Agreement among the other Selling Parties, Mariner and Buyer, authorizes this signature page to be attached to a counterpart of said Agreement and agrees to be bound by said Agreement.


Type or Print Name:                            Technicare Pharmacy, Inc.
                                               ---------------------------------

Sign here:                                     /s/ John R. Ricci
                                               ---------------------------------

Type or Print Title (if Party is an entity):   John R. Ricci
                                               ---------------------------------
                                               President
                                               ---------------------------------

Address of Seller Party:                       4611 Assembly Drive
                                               ---------------------------------
                                               Lanham, MD 20706
                                               ---------------------------------


                                                                  Execution Copy
                                                                  --------------

                       Asset Purchase Agreement -- Page 75


                           SELLER PARTY SIGNATURE PAGE

         The  undersigned  Seller  Party  hereby  executes  the  Asset  Purchase
Agreement among the other Selling Parties, Mariner and Buyer, authorizes this signature page to be attached to a counterpart of said Agreement and agrees to be bound by said Agreement.


Type or Print Name:                            Global Health Investment
                                               ---------------------------------
                                               Associates, L.L.C.
                                               ---------------------------------

Sign here:                                     /s/ Paul J. Diaz
                                               ---------------------------------

Type or Print Title (if Party is an entity):   Paul J. Diaz
                                               ---------------------------------
                                               Chief Exeuctive Officer

Address of Seller Party:                       4041 Powder Mill Road
                                               ---------------------------------
                                               Suite 410
                                               ---------------------------------
                                               Calverton, Maryland 20705
                                               ---------------------------------


                                                                  Execution Copy
                                                                  --------------

                       Asset Purchase Agreement -- Page 76


                           SELLER PARTY SIGNATURE PAGE

         The  undersigned  Seller  Party  hereby  executes  the  Asset  Purchase
Agreement among the other Selling Parties, Mariner and Buyer, authorizes this signature page to be attached to a counterpart of said Agreement and agrees to be bound by said Agreement.


Type or Print Name:                            Paul J. Diaz
                                               ---------------------------------

Sign here:                                     /s/ Paul J. Diaz
                                               ---------------------------------

Type or Print Title (if Party is an entity):   Paul J. Diaz
                                               ---------------------------------

Address of Seller Party:                       4041 Powder Mill Road
                                               ---------------------------------
                                               Suite 410
                                               ---------------------------------
                                               Calverton, Maryland 20705
                                               ---------------------------------


                                                                  Execution Copy
                                                                  --------------

                       Asset Purchase Agreement -- Page 77


                           SELLER PARTY SIGNATURE PAGE

         The  undersigned  Seller  Party  hereby  executes  the  Asset  Purchase
Agreement among the other Selling Parties, Mariner and Buyer, authorizes this signature page to be attached to a counterpart of said Agreement and agrees to be bound by said Agreement.


Type or Print Name:                            Marvin H. Rabovsky
                                               ---------------------------------

Sign here:                                     /s/ Marvin H. Rabovsky
                                               ---------------------------------

Type or Print Title (if Party is an entity):   Marvin H. Rabovsky
                                               ---------------------------------

Address of Seller Party:                       4041 Powder Mill Road
                                               ---------------------------------
                                               Suite 410
                                               ---------------------------------
                                               Calverton, Maryland 20705
                                               ---------------------------------


                                                                  Execution Copy
                                                                  --------------

                       Asset Purchase Agreement -- Page 78


                           SELLER PARTY SIGNATURE PAGE

         The  undersigned  Seller  Party  hereby  executes  the  Asset  Purchase
Agreement among the other Selling Parties, Mariner and Buyer, authorizes this signature page to be attached to a counterpart of said Agreement and agrees to be bound by said Agreement.


Type or Print Name:                            Harvey R. Wertlieb
                                               ---------------------------------

Sign here:                                     /s/ Harvey R. Wertlieb
                                               ---------------------------------

Type or Print Title (if Party is an entity):   Harvey R. Wertlieb
                                               ---------------------------------

Address of Seller Party:                       4041 Powder Mill Road
                                               ---------------------------------
                                               Suite 410
                                               ---------------------------------
                                               Calverton, Maryland 20705
                                               ---------------------------------


                                                                  Execution Copy
                                                                  --------------

                       Asset Purchase Agreement -- Page 79


                           SELLER PARTY SIGNATURE PAGE

         The  undersigned  Seller  Party  hereby  executes  the  Asset  Purchase
Agreement among the other Selling Parties, Mariner and Buyer, authorizes this signature page to be attached to a counterpart of said Agreement and agrees to be bound by said Agreement.


Type or Print Name:                            Roger C. Lipitz
                                               ---------------------------------

Sign here:                                     /s/ Roger C. Lipitz
                                               ---------------------------------

Type or Print Title (if Party is an entity):   Roger C. Lipitz
                                               ---------------------------------

Address of Seller Party:                       4041 Powder Mill Road
                                               ---------------------------------
                                               Suite 410
                                               ---------------------------------
                                               Calverton, Maryland 20705
                                               ---------------------------------


                                                                  Execution Copy
                                                                  --------------

                       Asset Purchase Agreement -- Page 80


                           SELLER PARTY SIGNATURE PAGE

         The  undersigned  Seller  Party  hereby  executes  the  Asset  Purchase
Agreement among the other Selling Parties, Mariner and Buyer, authorizes this signature page to be attached to a counterpart of said Agreement and agrees to be bound by said Agreement.


Type or Print Name:                            Gary M. Sudhalter
                                               ---------------------------------

Sign here:                                     /s/ Gary M. Sudhalter
                                               ---------------------------------

Type or Print Title (if Party is an entity):   Gary M. Sudhalter
                                               ---------------------------------

Address of Seller Party:                       4041 Powder Mill Road
                                               ---------------------------------
                                               Suite 410
                                               ---------------------------------
                                               Calverton, Maryland 20705
                                               ---------------------------------


                                                                  Execution Copy
                                                                  --------------

                       Asset Purchase Agreement -- Page 81


                           SELLER PARTY SIGNATURE PAGE

         The  undersigned  Seller  Party  hereby  executes  the  Asset  Purchase
Agreement among the other Selling Parties, Mariner and Buyer, authorizes this signature page to be attached to a counterpart of said Agreement and agrees to be bound by said Agreement.


Type or Print Name:                            Jay Mutchnik
                                               ---------------------------------

Sign here:                                     /s/ Jay Mutchnik
                                               ---------------------------------

Type or Print Title (if Party is an entity):   Jay Mutchnik
                                               ---------------------------------

Address of Seller Party:                       4041 Powder Mill Road
                                               ---------------------------------
                                               Suite 410
                                               ---------------------------------
                                               Calverton, Maryland 20705
                                               ---------------------------------


                                                                  Execution Copy
                                                                  --------------


                                    Exhibit A
                                    ---------

                                     Sellers
                                     -------


Allegis Health Services, Inc. ("Allegis")

Circle Manor Nursing Home, Inc. ("Circle Manor")

Arcola Nursing and Rehabilitation Center, Inc. ("Arcola")

Technicare, L.L.C. ("Technicare")

Rehab Solutions, L.L.C.

Bay Meadow Nursing and Rehabilitation Center, L.L.C.

Camden Yards Nursing and Rehabilitation Center, L.L.C.

Global Healthcare Center-Bethesda, L.L.C. ("Bethesda L.L.C.")

Kensington Gardens Nursing and Rehabilitation Center, L.L.C.

Global Healthcare Center-Overlea, L.L.C.

Allegis Health and Rehabilitation Center - Southern Maryland, L.L.C.






                              Exhibit A (Continued)
                              ---------------------

                                   Principals
                                   ----------

Allegis

Global Health Investment Associates, L.L.C. ("GHIA")

Technicare Pharmacy, Inc.

Paul J. Diaz

Marvin H. Rabovsky

Harvey R. Wertlieb

Roger C. Lipitz

Gary M. Sudhalter

Jay Mutchnik



                                                                  Execution Copy
                                                                  --------------


Asset Purchase Agreement dated July 31, 1996 between and among Mariner Health Group, Inc.; Mariner Health of Maryland, Inc.; Allegis Health Services, Inc.; Technicare, L.L.C.; Rehab Solutions, L.L.C.; Bay Meadow Nursing and Rehabilitation Center, L.L.C.; Camden Yards Nursing and Rehabilitation Center, L.L.C.; Kensington Gardens Nursing and Rehabilitation Center, L.L.C.; Global Healthcare Center-Overlea, L.L.C.; Allegis Health and Rehabilitation Center - Southern Maryland, L.L.C.; Global Healthcare Center - Bethesda, L.L.C.; Circle Manor Nursing Home, Inc.; Arcola Nursing and Rehabilitation Center, Inc.; Technicare Pharmacy, Inc.; Global Health Investment Associates, L.L.C.; Paul J. Diaz; Marvin H. Rabovsky; Harvey W. Wertlieb; Roger C. Lipitz; Gary M. Sudhalter and Jay Mutchnik.

--------------------------------------------------------------------------------


                Schedules and Exhibits Omitted in Accordance With
                        Item 601(b)(2) of Regulation S-K
                        --------------------------------

Schedules
---------

         2.1(a)     Real Property

         2.1(b)     Personal Property

         2.1(c)     Permitted Liens

         2.1(d)     Assumed Contracts

         2.1(j)     Licenses, Permits and Facility Accreditation

         2.3(d)     Assumed Debt

         2.11       Patient Trust Funds

         2.11A      Patient Trust Funds as of Closing Date

         3.5        Subsidiaries

         3.6        Required Consents

         3.7        Accounting Practices

         3.9        Material Adverse Changes

         3.10(d)    Lease Defaults

         3.10(e)    Material Defects

         3.10(h)    Regulatory Compliance

         3.11       Litigation

         3.12       Material Contracts

         3.14       Insurance Policies & Bonds





                                      -85-



         3.15       Compliance with Laws

         3.17       Intellectual Property

         3.18       Employee List

         3.20       Environmental Compliance

         3.21       Patient List

         3.21A      Patient List as of Closing Date

         3.24       Zoning Notices

         6.10       Escrow Estimate

         7.5        Pre-Apportionment Date Accounts Receivable

         7.5A       Accounts Receivable

         8.2        Benefits


Exhibits
--------

         B.       Form of Escrow Agreement

         C.       Form of Opinion

         D.       1996 Projections

         E.       August 31, 1996 Annualized Calculation

         F.       Allocation Among Facilities

         G.       Floor and Ceiling Allocation

         H.       Example of Final Calculation


Mariner Health Group, Inc. will furnish supplementally a copy of any omitted schedule or exhibit to the Securities and Exchange Commission upon request, provided however that Mariner Health Group, Inc. may request confidential treatment pursuant to Rule 24-2 of the Exchange Act for any schedule or exhibit so furnished.